UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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Oragenics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3000 Bayport Drive, Suite 685

Tampa, Florida 33607

July     , 2011

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Oragenics, Inc., which will be held on Monday, August 29, 2011, beginning at 10:00 a.m., Eastern Time. The meeting will be held at the Grand Hyatt Tampa Bay located at 2900 Bayport Drive, Tampa, Florida, 33607. The purpose of the meeting is to consider and vote upon the proposals explained in the accompanying notice of annual meeting of shareholders and the proxy statement.

A formal notice describing the business to come before the meeting, a proxy statement and a proxy card are enclosed. We have also enclosed our 2010 Annual Report on Form 10-K for your review, which contains detailed information concerning our financial performance and activities during 2010.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, please vote your shares by completing, signing and dating the enclosed proxy card, and returning it in the enclosed, postage-paid envelope. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Sincerely,

/s/John N. Bonfiglio
John N. Bonfiglio
Chief Executive Officer

Enclosures

ORAGENICS, INC.

3000 Bayport Drive, Suite 685

Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 29, 2011

Notice is hereby given to the shareholders of Oragenics, Inc., a Florida Corporation (the “Company”) that the 2011 Annual Meeting of Shareholders of the Company (including any postponements or adjournments thereof, the “Annual Meeting”) will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, FL 33607 on Monday, August 29, 2011, at 10:00 a.m., local time, for the following purposes:

(i)	To elect seven (7) Directors of the Company to serve until the next annual meeting of shareholders;

(ii)	To authorize and approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of our common stock from 15,000,000 to 50,000,000;

(iii)	To approve an amendment to the Company’s Amended and Restated 2002 Stock Option and Incentive Plan to increase the number of shares authorized for issuance from 625,000 to 1,125,000; and

(iv)	To transact such other business as may properly come before the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. Information relating to the Annual Meeting and matters to be considered and voted upon at the Annual Meeting are set forth in the attached Proxy Statement.

Only those shareholders of record at the close of business on July 12, 2011, are entitled to notice of and to vote at the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Annual Meeting and for a period of ten days prior thereto at the executive offices of the Company in Tampa, Florida.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Brian Bohunicky
Tampa, Florida	BRIAN BOHUNICKY
July , 2011	Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON AUGUST 29, 2011.

This Proxy Statement and our 2010 Annual Report on Form 10-K for the year ended December 31, 2010, which was filed on March 30, 2011, with the Securities and Exchange Commission, except for exhibits, are available at: www.oragenics.com/annualreport.html

i

ORAGENICS, INC.

PROXY STATEMENT

FOR HOLDERS OF COMMON STOCK

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 29, 2011

General

This Proxy Statement is furnished to shareholders, of Oragenics, Inc., a Florida corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors from shareholders for use at the 2011 Annual Meeting of Shareholders to be held at 10:00 a.m. local time at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, FL 33607 on Monday, August 29, 2011 (including any postponements or adjournments thereof, the “Annual Meeting”).

The Annual Meeting will be held for the following purposes:

(i)	To elect seven (7) Directors of the Company to serve until the next annual meeting of shareholders;

(ii)	To approve an amendment to the Company’s Articles of Incorporation to increase the number of Common Shares from 15,000,000 to 50,000,000;

(iii)	To approve an amendment to the Company’s Amended and Restated 2002 Stock Option and Incentive Plan to increase the number of shares authorized for issuance from 625,000 to 1,125,000; and

(iv)	To transact such other business as may properly come before the Annual Meeting.

This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about July     , 2011.

Record Date and Voting Securities

Only shareholders of record of the Company at the close of business on July 12, 2011 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were          shares of common stock issued and outstanding (“Common Stock”) and no shares of our preferred stock were outstanding. Each share of Common Stock is entitled to one vote for each share of Common Stock held.

Notwithstanding the Record Date specified above, the Company’s stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

Quorum Requirement

The holders of record of a majority of the votes of Common Stock entitled to be voted at the Annual Meeting, present in person or by proxy, are required to establish a quorum for the Annual Meeting and for voting on each matter. For the purpose of determining the presence of a quorum, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum for all purposes for which the meeting was noticed. A broker non-vote is when a brokerage firm or bank holding shares of record for their customers in street name does not receive specific instructions from their customers, as the beneficial owners, and the brokerage firm or bank advises that it lacks discretionary voting authority on a particular proposal and has not received instructions from the beneficial owner.

Vote Required

PROPOSAL I: Election of Directors. The election of six Directors by the holders of Common Stock will require a plurality of the votes cast by the shares of Common Stock represented and entitled to vote in the election at the Annual Meeting. With respect to the election of Directors, shareholders may (i) vote “for” each of the nominees, (ii) withhold authority for each of such nominees, or (iii) withhold authority for specific nominees but vote for the other nominees. Because the Directors are elected by a plurality of the votes cast by the shares represented and entitled to vote and are running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the shareholder vote. Votes that are withheld or a broker non-vote will have no effect on the outcome of the election of Directors.

PROPOSAL II: Approval of an amendment to our Amended and Restated Articles of Incorporation to increase the available authorized shares of common stock from fifteen million (15,000,000) to fifty million (50,000,000). Approval of the amendment requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting for approval of the amendment. With respect to this proposal, shareholders may (i) vote “for” the proposal, (ii) vote “against” the proposal, or (iii) abstain from voting. Broker non-votes will have no effect on the outcome of the proposal. Abstentions have the same effect as votes against the proposal.

PROPOSAL III: Approval of an amendment to the Company’s Amended and Restated 2002 Stock Options and Incentive Plan. Approval of the amendment requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting for approval of the plan amendment. With respect to this proposal, shareholders may (i) vote “for” the proposal, (ii) vote “against” the proposal, or (iii) abstain from voting. Broker non-votes will have no effect on the outcome of the proposal. Abstentions have the same effect as votes against the proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote your shares:

•	“FOR” the nominees listed in Proposal I below;

•	“FOR” the approval of an amendment to our Articles of Incorporation to increase the number of Common Shares from 15,000,000 to 50,000,000; and

•	“FOR” the approval of an amendment to the Company’s Amended and Restated 2002 Stock Option and Incentive Plan to increase the number of shares authorized for issuance from 625,000 to 1,125,000.

Voting

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated. If you submit a proxy and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission, the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals properly presented by shareholders for consideration at the Annual Meeting that were not submitted to the Company within a reasonable time prior to the mailing of these proxy materials. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a Director if a Director nominee named in Proposal I is unable to serve for good cause or will not serve, and on matters incident to the conduct of the Annual Meeting.

Shareholders of record — If your shares are registered directly in your name with Oragenics’ transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and the proxy materials and Annual Report have been sent directly to you. As a shareholder of record, you may instruct the proxy holders how to vote your shares by completing, signing, dating and returning the proxy card in the postage pre-paid envelope provided. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.

If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, will be superseded by the vote that you cast at the Annual Meeting. If you plan to attend the annual meeting, please bring proof of identification for entrance to the annual meeting.

Beneficial owners — Many Oragenics shareholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Annual Meeting proxy materials have been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the shareholder of record. As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares, and you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, bank or other nominee will indicate if Internet and telephone voting are available, and if they are available, will provide details regarding Internet and telephone voting.

Because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Changing Vote; Revocability of Proxies

Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Shareholders of record — If you are a shareholder of record, you may change your vote (1) by delivering to us (Attention: Corporate Secretary, 3000 Bayport Drive, Suite 685, Tampa, Florida 33607), prior to your shares being voted at the Annual Meeting, a later dated written notice of revocation or a duly executed proxy card, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by subsequently making a timely and valid later Internet or telephone vote.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee, or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Effect of Not Casting Your Vote

Shareholders of record — If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal I), in the approval of the amendment to our Articles of Incorporation (Proposal II) and in the approval of the amendment to the Company’s Amended and Restated 2002 Stock Option and Incentive Plan (Proposal III). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in the relevant regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

Expenses of Solicitation

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of the Proxy Materials, the Notice, and any additional materials furnished to shareholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, email, telegram, facsimile, or personal solicitation by our directors, officers, or regular employees. No additional compensation will be paid for such services.

Shareholder Proposals to Be Presented at Next Annual Meeting

Requirements for shareholder proposals to be considered for inclusion in Oragenics’ proxy materials. Shareholders interested in submitting a proper proposal for inclusion in the proxy materials for our next annual meeting may do so by submitting such proposal in writing to our offices located at 3000 Bayport Drive, Suite 685, Tampa, Florida 33607, Attn: Corporate Secretary. To be eligible for inclusion, stockholder proposals must be received by us not less than 120 days before the one year anniversary on which Oragenics’ first mailed its proxy statement to shareholders in connection with the previous year’s annual meeting of shareholders, which will be March 22, 2012 for the next annual meeting, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that in the event that the date of the annual meeting has been changed more than 30 days from the one year anniversary of the date of the previous year’s meeting, then the deadline for receipt of notice by the shareholder is within a reasonable time before the Company begins to print and send its proxy materials in order to be eligible for inclusion in the Company’s Proxy Statement and Proxy relating to that meeting.

Requirements for shareholder business or nominations to be brought before Oragenics’ annual meetings. Our bylaws do not establish an advance notice procedure for shareholders who wish to present certain matters, including nominations of persons for election to the Board and shareholder proposals not included in our proxy statement, to be brought before an annual meeting of shareholders. Shareholder proposals, including the nomination of a person for election to the Board, brought before the meeting should consider including, among other things: information as follows: (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder submitting the proposal, (iii) the number of shares that are beneficially owned by such shareholder, (iv) the dates on which the shareholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the shareholder in the proposal, (vii) a statement in support of the proposal, and (viii) any other information that may be required by applicable rules and regulations of the Commission.

Shareholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our Board by following the procedures set forth in “Corporate Governance  —Shareholder Recommendation of Nominees.”

Delivery of Proxy Materials to Shareholders

If you share an address with another shareholder, each shareholder may not receive a separate copy of the Notice or Proxy Materials. Shareholders may request to receive a separate copy of the Notice or Proxy Materials, by writing to Oragenics, Inc., 3000 Bayport Drive, Suite 685, Tampa, Florida 33607, Attention: Corporate Secretary. Alternatively, shareholders who share an address and receive multiple copies of the Notice or Proxy Materials may request to receive a single copy by following the same instructions.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees

The Board of Directors currently is comprised of seven Board members including Dr. Frederick W. Telling, Dr. Jeffrey D. Hillman, Christine L. Koski, Robert C. Koski, Charles L. Pope, Dr. Alan Dunton and Dr. John Bonfiglio. All of our existing Directors are nominated for re-election at the Annual Meeting. If elected, each of the Directors will hold office until the next annual meeting of shareholders and until their successor is elected and qualified, or as otherwise provided by the Company’s Bylaws or by Florida law.

If any of the nominees should be unavailable to serve for any reason, the Board of Directors may:

•	designate a substitute nominee, in which case the persons named as proxies will vote the shares represented by all valid Proxies for the election of such substitute nominee;

•	allow the vacancy to remain open until a suitable candidate is located and nominated; or

•	adopt a resolution to decrease the authorized number of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH DIRECTOR NOMINEE. Our significant shareholder, Koski Family Limited Partnership, has indicated that it will vote in favor of each of these nominees.

If a choice is specified on the Proxy by the shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted FOR the Director nominees. Election of each Director nominee will require the affirmative vote of a plurality of the votes cast by shares of Common Stock represented and entitled to vote at the Annual Meeting.

Information About Nominees

Information about each nominee as of June 30, 2011 is set forth below:

Name	Age	Position
Dr. Frederick W. Telling	59	Chairman and Director
Dr. John N. Bonfiglio	56	President, Chief Executive Officer and Director
Dr. Jeffrey D. Hillman	62	Chief Scientific Officer and Director
Robert C. Koski	52	Director
Christine L. Koski	54	Director
Charles L. Pope	59	Director
Dr. Alan Dunton	57	Director

Dr. Frederick W. Telling. Dr. Telling was elected Chairman of the Board of Directors on February 4, 2011. He has served as a Director since June 2010. Dr. Telling retired from Pfizer Inc. in June 2007 after 30 years of service. At Pfizer Dr. Telling served as its Corporate Vice President and Vice President of Corporate Strategic Planning and Policy since October 1994. Dr. Telling also serves as a director and member of the Compensation Committee and Audit Committee at Cell Therapeutics Inc. (NASDAQ: CTIC), a public company based in Seattle, Washington. Dr. Telling also serves on the boards of various civic and non-profit organizations. Dr. Telling holds a B.A. degree in History and Economics from Hamilton College and a MA degree in Industrial and Labor Relations and a PhD in Economics and Public Policy from Cornell University.

Dr. Telling brings to our Board an extensive array of business and industry experience as well as experience as a director of public companies.

Dr. John N. Bonfiglio. Dr. Bonfiglio has served as our President, Chief Executive Officer and Director since May 2011. Prior to joining the Company, Dr. Bonfiglio served as the Chief Executive Officer, President and Director of Transdel Pharmaceuticals (a public company :TDLPE.OB) between October 2010 and May 13, 2011. Previously Dr. Bonfiglio served as the President and Chief Executive Officer of Argos Therapeutics from January 2007 to February 2010. From November 2005 to December 2006, he served as an independent consultant to two medical device companies, a therapeutic company and a medical communications company. From January 2003 to October 2005, he served as the Chief Executive Officer of The Immune Response Corporation, a public company and immuno-pharmaceutical company focused on developing products to treat autoimmune and infectious diseases. From 2001 to 2002, he was the Chief Operating Officer and Executive Vice President of Cypress Biosciences, a public company (NASDAQ: CYPB) providing therapeutics and personalized medicine services. From 1997 to 2001, he served as the Chief Executive Officer and President of Peregrine Pharmaceuticals, Inc., a public biopharmaceutical company (NASDAQ: PPHM) developing first-in-class monoclonal antibodies for the treatment of cancer and viral infections. Dr. Bonfiglio has also held senior management positions with Baxter Healthcare and Allergan, Inc. Dr. Bonfiglio received his bachelor of sciences degree in chemistry from State University of New York at Stony Brook in 1976, later earning his masters degree and a doctorate in synthetic organic chemistry from University of California at San Diego in 1978 and 1980 respectively. He later went on to serve as a postdoctoral fellow in organometallic chemistry at the University of California at Berkeley in 1981, earning his masters in business administration from Pepperdine University in 1992.

We believe that Dr. Bonfiglio’s qualifications to serve as a director include his 27 years of executive experience in the pharmaceutical, medical device and healthcare businesses, his experience in raising funds and completing licensing transactions for his prior companies and his experience on other company boards.

Dr. Jeffrey D. Hillman. Dr. Hillman has served as our Chief Scientific Officer and as a Director since November 1996, and as Chairman of our Board of Directors from November 1996 to December 2004. From 1992 through July 2008, Dr. Hillman was a Professor at the University of Florida College of Dentistry. Dr. Hillman received undergraduate training at the University of Chicago (Phi Beta Kappa), and holds a DMD degree (cum laude) from the Harvard School of Dental Medicine and a PhD from Harvard University Medical School. He is the inventor or co-inventor of various Oragenics’ technologies.

Dr. Hillman, our founder and longest serving Board member, brings to our Board an extensive background spanning nearly 30 years in biotechnology research and development and a deep knowledge and understanding of Oragenics’ business, operation and employees.

Robert C. Koski. Mr. Koski has served as a Director since June 2009. Mr. Koski has practiced as an attorney with the Koski Firm, a sole proprietorship located in Atlanta, Georgia since 1992, where his practice includes litigation and tax law. Mr. Koski has also served as a partner in the Koski Family Limited Partnership, which beneficially owns a controlling interest in the Company, and as a director of the Koski Family Foundation since December 1996. Mr. Koski holds a B.A. degree in Philosophy and English from Colgate University, a JD from Emory School of Law and an LLM degree in Taxation and Litigation from Emory University. He is the brother of our Director, Christine Koski.

Mr. Koski brings to our Board over two decades of experience in the legal field as a practicing attorney. In addition to his legal experience, Mr. Koski’s educational background provides a foundation for leadership and consensus-building.

Christine L. Koski. Ms. Koski has served as a Director since June 2009 and as the Chairperson of our Board of Directors from June 2009 until February 2011 when director Telling was appointed to succeed Ms. Koski. Ms. Koski also serves as President and CEO of nMetrics, LLC, a provider of web-based scheduling system software. Prior to joining nMetrics in September 2006, Ms. Koski founded Koski Consulting Group, Inc. in June 2001 to advise start-up companies in the areas of business strategy and marketing. In addition to her positions at nMetrics and Oragenics, Ms. Koski serves as a director at Sun Hydraulics Corporation (NASDAQ: SNHY), a manufacturer of high performance hydraulic valves and solutions, and Cheltec, Inc., a specialty chemical company. Ms. Koski is a managing partner of the Koski Family Limited Partnership, which beneficially owns a controlling interest in the Company. Ms. Koski is a member of the nonprofit National Association of Corporate Directors. Ms. Koski holds an Executive MBA degree from Southern Methodist University’s Cox School of Business and a B.S. degree in Chemistry from St. Lawrence University. Ms. Koski is the sister of our Director, Robert Koski.

Ms. Koski brings to our Board over a decade of experience as an executive officer and as a director of other privately held and public technology-based companies. Through her extensive executive management and board experience, Ms. Koski has developed the leadership, business judgment and consensus-building skills necessary to effectively execute her duties as director. Her strong expertise and background in management and marketing and track record as an accomplished executive have provided her with the business acumen and skills necessary to serve the company as it moves forward in commercializing its technology.

Charles L. Pope. Mr. Pope has served as a Director since June 2010. Mr. Pope currently serves as the Chief Financial Officer of Palm Bancorp, Inc. since June 2009. From September 2007 through June 2009, Mr. Pope served as the Chief Financial Officer of Aerosonic Inc., a manufacturer of aviation products. Mr. Pope served as the Chief Financial Officer of Reptron Inc., a manufacturer of electronic products, from March 2005 through June 2007. From March 2002 to February 2005, Mr. Pope served as Chief Financial Officer of SRI/Surgical Express, Inc. From February 2001 to March 2002 Mr. Pope served as Chief Financial Officer of Innovaro, Inc. (formerly UTEK Corporation). Prior to this time, Mr. Pope served as a Partner in the Audit and Financial Advisory Consulting Divisions and was a Partner in the Accounting and SEC Directorate at PricewaterhouseCoopers LLP. Mr. Pope serves on the board of directors of Inuvo, Inc. in Clearwater, Florida and Innovaro Inc. in Tampa, Florida, each of which is a public company. Mr. Pope holds a B.S. degree in Economics and Accounting from Auburn University and is a Certified Public Accountant in Florida.

Mr. Pope brings to our Board over three decades of experience in the finance and accounting fields. In addition, Mr. Pope also has experience serving as a director of public companies.

Dr. Alan Dunton. Dr. Dunton was appointed as a Director in April 2011. Dr. Dunton is the principal owner of Danerius, LLC, a biotechnology consulting company, which he founded in 2006. From January 2007 until March 2009, Dr. Dunton served as President and Chief Executive Officer of Panacos Pharmaceuticals, Inc. During 2005 and 2006, Dr. Dunton served as the Non-Executive Chairman of the board of directors of ActivBiotics, Inc., a privately held biopharmaceutical company. Previously, he was the President and Chief Executive Officer of Metaphore Pharmaceuticals, Inc. from 2003 until 2006, when it merged with ActivBiotics. From 2004 until 2005, Dr. Dunton served as a member of the board of directors of Vicuron Pharmaceuticals until it was acquired by Pfizer, Inc. In 2002, Dr. Dunton served as President, Chief Operating Officer and a director of Emisphere Technologies, Inc., a biopharmaceutical company. From 1994 to 2001, Dr. Dunton was a senior executive in various capacities in the Pharmaceuticals Group of Johnson & Johnson. From 1999 to 2001, Dr. Dunton was President and Managing Director of The Janssen Research Foundation, a Johnson & Johnson company. From 1998 to 1999, he served as Group Vice President of Global Clinical Research and Development of Janssen. Prior to joining Janssen, Dr. Dunton was Vice President of Global Clinical Research and Development at the R.W. Johnson Pharmaceutical Research Institute, also a Johnson & Johnson company. Prior to joining Johnson & Johnson, Dr. Dunton held positions in clinical research and development at Syntex Corporation, CIBA-GEIGY Corporation and Hoffmann La Roche Inc. Dr. Dunton is currently serving as a member of the board of directors of Targacept, Inc. (NASDAQ: TRGT), a position which he has held since 2006. Dr. Dunton holds a MD degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

Dr. Dunton brings to our Board a significant depth of experience in the pharmaceutical industry that will be invaluable to the Company as we continue to develop biotechnology technologies.

See “Corporate Governance” below for additional information regarding the Board.

PROPOSAL II

APPROVAL TO AMEND THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF ORAGENICS, INC. TO INCREASE

NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

We are proposing to amend our Amended and Restated Articles of Incorporation to increase our authorized common stock from 15,000,000 shares to 50,000,000 shares. The Board of Directors has approved the Amendment and recommends approval and adoption by the shareholders.

Purpose and Effect of the Amendment

Our authorized common stock was subject to a reverse stock split of 1 for 20, effective September 24, 2010. As a result of the reverse stock split our available authorized but unissued shares of common stock were substantially reduced.

In order for us to continue its research and development as well as move forward with production and commercialization of its products to realize revenue, we need to have the ability to raise additional capital. The Board of Directors believes that the proposed increase is desirable so that, as the need may arise, we will have more financial flexibility and be able to issue additional shares of common stock without the expense and delay associated with a special shareholders’ meeting, except where shareholder approval is required by applicable law. The additional shares of common stock might be used, for example, in connection with an expansion of our business through investments or acquisitions, sold in a financing transaction or issued under an employee stock option, savings or other benefit plan or in a stock split or dividend to shareholders. Therefore, we propose to increase our capital stock in order to ensure we have sufficient shares to negotiate potential investments in the Company and reduce the likelihood that we would need to again amend our Amended and Restated Articles of Incorporation for the purpose of increasing our authorized capital stock, thereby avoiding the costs associated with amendments. We currently have 35,000,000 shares of authorized capital stock consisting of 15,000,000 shares of common stock with a par value of $0.001 and 20,000,000 shares of preferred stock with no par value. As of June 30, 2011, there were 5,683,076 shares of the 15,000,000 authorized common shares issued and outstanding and none of our authorized preferred stock is issued or outstanding. We also have shares reserved for our stock option and incentive plan and for outstanding warrants in the aggregate amount of 885,613 shares. Accordingly, we need to increase our authorized shares of common stock in order to be able to meet these expected outstanding obligations. By approving the Amendment, you are voting to increase our authorized capital stock by an additional 35,000,000, shares for total authorized capital stock of 70,000,000. The Board of Directors does not intend to issue any shares except on terms that it considers to be in the best interests of the Company and its shareholders.

As of the date of this Proxy Statement we have no immediate plans, proposals, understandings, agreements or commitments to issue additional shares of common stock or preferred stock for funding, acquisitions or any other purpose, (except for the possible issuance of shares upon the exercise of our outstanding options and warrants). However, we review and evaluate potential capital raising activities, strategic transactions and other corporate actions on an ongoing basis to determine if such actions would be in our best interest and the best interest of our shareholders.

Impact of the Amendment

The additional shares of common stock for which authorization is sought would be a part of the existing class of common stock. If and when issued, these shares would have the same rights and privileges as the shares of common stock presently outstanding. No holder of common stock has any preemptive rights to acquire additional shares of our common stock.

Certain Risks Associated with the Amendment

The issuance of additional shares could reduce existing shareholders’ percentage ownership and voting power in the Company and, depending on the transaction in which they are issued, could affect the per share book value or other per share financial measures.

By voting in favor of this proposal, you are voting to increase our authorized capital stock by an additional 35,000,000 shares for total authorized capital stock of 70,000,000. Because our Amended and Restated Articles of Incorporation do not confer to our shareholders preemptive rights with respect to our common stock, when our Board of Directors elects to issue additional shares of common stock in the future, existing shareholders would not have a preferential right to purchase these shares and could suffer substantial dilution. You would suffer dilution in the book value of your shares if the additional capital stock is sold at prices lower than the price at which you purchased your common stock.

The Amendment could, under certain circumstances, have an anti-takeover effect, although that is not our intention with this proposal. For example, in the event of a hostile attempt to take control of the Company, it may be possible for the Board of Directors to impede that attempt by issuing shares of common stock, which would dilute the voting power for the other outstanding shares and increase the potential cost to acquire control of the Company. This Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunities of our stockholders to dispose of their shares at a premium, which may be offered in takeover attempts or a merger proposal. The Amendment may have the effect of permitting our current management, including the current Board of Directors, to retain its position. However, as of the date of this Proxy Statement, the Board of Directors is not aware of any attempt to take control of the Company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Procedure For Amending Articles Of Incorporation-Text Of Amendment

Provided that this proposal is approved by our shareholders, an Amendment to the Articles of Incorporation, specifically amending Article II thereof will be filed with the Secretary of State of the State of Florida and upon such filing the Amendment will become effective. The paragraph in Article II of our Amended and Restated Articles of Incorporation captioned “Capital Stock” is proposed to be replaced with the following text:

“Capital Stock. The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is Seventy Million (70,000,000), consisting of (i) Fifty Million

(50,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii)

Twenty Million (20,000,000) shares of preferred stock, no par value (the “Preferred Stock”).”

No Dissenters’ Rights

No dissenters’ rights are available to any shareholder who dissents from the proposals to amend the Articles of Incorporation under the Florida Business Corporation Act (“FBCA”) or under our current Amended and Restated Articles of Incorporation.

Required Vote and Recommendation

The Board of Directors unanimously recommends a vote “FOR” approval of this Proposal to grant our

Board of Directors authority to amend our Articles of Incorporation to increase the number of shares of authorized common stock. Our significant shareholder, the Koski Family Limited Partnership, has indicated that it will vote its shares in favor of this proposal. The affirmative vote of a majority of the shares of common stock present and in person or represented by proxy and entitled to vote is required to approve the Amendment.

PROPOSAL III

APPROVAL TO AMEND THE COMPANY’S AMENDED AND RESTATED

2002 STOCK OPTION AND INCENTIVE PLAN TO INCREASE

THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

The Company originally adopted the Oragenics, Inc. 2002 Stock Option and Incentive Plan on September 17, 2002. The plan was amended and restated on May 5, 2006, and thereafter further amended on April 8, 2008 and October 28, 2009 (together with the amendments the “Incentive Plan”). The purpose of the Incentive Plan is to give the Company and its subsidiaries a competitive advantage in attracting, retaining and motivating officers, employees, non-employee Directors, and consultants, and to provide the Company and its subsidiaries with a stock plan that could provide incentives linked to the financial results of the Company’s business and increases in shareholder value.

The number of shares of Common Stock previously authorized for issuance under the Incentive Plan was 625,000 shares (adjusted to reflect the one for twenty reverse stock split on September 24, 2010). As of June 30, 2011, only 15,402 shares remain available for issuance under the Incentive Plan (subject to increases resulting from the forfeiture and termination of previously issued awards as discussed below).

The Board of Directors has unanimously adopted, subject to shareholder approval at the Annual Meeting, an amendment to the Incentive Plan (the “Amendment”), to increase the number of shares of Common Stock authorized for issuance pursuant to the Incentive Plan from 625,000 to 1,125,000 shares. The Amendment to the Incentive Plan is attached hereto as Appendix A. The increase in shares available for issuance under the Incentive Plan is considered necessary and in the best interest of the Company to permit the Company to continue to attract, retain and motivate officers, employees, non-employee Directors and consultants. The Amendment to the Incentive Plan will not affect any other terms of the Incentive Plan. While the Company currently has no specific plans to grant any awards of the increased shares for which approval is being sought or to make any such awards of the additional shares to officers or Directors, it intends to develop an equity based performance plan for which shares approved by this Amendment may be utilized. Our Executive Employment Agreement with our President and Chief Executive Officer requires us to adopt an equity compensation based award plan tied to performance criteria. We expect to adopt a performance based plan in which awards under our Incentive Plan as amended by the Amendment will be utilized. However, the specific manner in which such awards will be tied to performance objectives has not yet been determined.

Participation in Incentive Plan

The grant of awards under the Incentive Plan to employees, including the executive officers named in the table below, is subject to the discretion of the Compensation Committee and our Board of Directors. For illustrative purposes the following table reflects the amount of awards made under the Incentive Plan through June 30, 2011 for the persons and groups indicated.

Name and Position	Shares Granted (1)

Dr. John N. Bonfiglio, President and Chief Executive Officer and Director	125,800

Dr. Jeffrey D. Hillman, Chief Scientific Officer and Director	83,750

Brian Bohunicky, Chief Financial Officer	60,000

Gerald “Gerry” V. David, Executive Vice President of Sales and Marketing	39,500

Dr. Martin Handfield, Director of Research and Development	34,275

Executive Group (5 persons)	343,325

Non-Executive Director Group (5 persons)	175,000

All Employees who are not executive officers, as a Group	78,275

(1) Represents option awards except for 10,000 shares related to restricted stock awards to each of director, Robert Koski and our Chief Financial Officer, Brian Bohunicky, respectively.

Summary of the Incentive Plan

The following is a summary of the Incentive Plan as amended. Such description is qualified in its entirety by reference to the full text of the Incentive Plan, as amended, which has been previously filed with the Securities and Exchange Commission. Capitalized terms used herein are defined in the Incentive Plan.

•	Only those individuals who are bona fide Directors, employees and key consultants of the Company may participate in the Incentive Plan.

•

The Incentive Plan is administered by a compensation committee of at least two non-employee Directors appointed by our Board of Directors. Where Directors, senior officers, 10% beneficial owners of our securities or those committee members are in a position to receive stock options, the Board will decide as a whole about the grant of options to them, or appoint two non-employee Directors to serve as the committee members with respect to such options.

•

Subject to any antidilution adjustments permitted under the Incentive Plan, the maximum number of shares that may be issued upon the exercise of stock options granted under the Incentive Plan may not exceed 625,000 (1,125,000 subject to the approval of the Amendment provided in this Proposal II) shares of common stock, less any restricted shares issued and shares issued upon exercise of prior option grants under the Incentive Plan.

•	The exercise price of stock options will be determined by the committee. The minimum exercise price will be the closing price of our shares on the business day prior to the date of grant.

•

If an option expires and it has not been exercised in full, or if an option is otherwise terminated without having been exercised in full, the number of shares which were subject to the expired or terminated option will again be available for the purposes of the Incentive Plan.

•	All options which we grant under the Incentive Plan must expire no more than ten years from the date on which the committee grants and we announce the granting of the option.

•	Options we grant under the Incentive Plan will vest as determined by the committee in accordance with the Incentive Plan.

•	No individual may receive grants of options to purchase more than 5% of our issued and outstanding shares during any one year period.

•

The aggregate number of shares reserved for issuance under options that have been granted to insiders cannot exceed 10% of our outstanding shares, and the aggregate number of shares issued to insiders under the Incentive Plan cannot exceed 10% of our outstanding shares in any one year period.

•

No options we grant under the Incentive Plan may be assigned or transferred, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order if it is a non-incentive stock option.

Stock options granted under the Incentive Plan may include incentive stock options (as defined), nonqualified stock options or both (and the Incentive Plan also authorizes the award of stock appreciation rights, although none have been granted to date). The term of each stock option is fixed by the Compensation Committee and stated in the option agreement. Stock options are not transferable other than by will or the laws of descent and distribution. Vested stock options may be exercised in whole or in part by payment of the exercise price in a form acceptable to the Company or, if approved by the Compensation Committee, in the form of unrestricted Common Stock already owned by the participant of the same class as the Common Stock subject to the stock option.

The Compensation Committee, in its discretion, may allow payment of the exercise price by the delivery of a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price (or allow the cashless exercise of stock options), and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes.

When the participant’s employment with the Company or one of its subsidiaries is terminated for cause, all stock options held by the participant are immediately terminated and cancelled. Upon a participant’s death or when the participant’s employment with the Company or one of its subsidiaries is terminated for any reason other than for cause, the participant’s then-unvested stock options are forfeited and the participant or his or her legal representative may, within up to 90 days if such termination of employment is for any reason other than death or disability, or within one year in the case of the participant’s death or disability, exercise any previously vested stock options.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to our Chief Executive Officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the Incentive Plan. Accordingly, the Incentive Plan provides that the committee shall not grant more than 5% of the outstanding stock in any one year period.

The Compensation Committee shall determine to whom, and the time at which, grants of restricted stock will be awarded under the Incentive Plan, the number of shares to be awarded, and the conditions for vesting. The terms and conditions of restricted stock awards shall be set forth in a restricted stock agreement, including provisions permitting the Company to hold the restricted stock in custody until the restrictions lapse.

Upon a change of control transaction as described in the Incentive Plan, the Compensation Committee may, in its sole discretion, do one or more of the following:

•	shorten the period during which stock options are exercisable;

•	accelerate any vesting schedule to which a stock option or restricted stock award is subject; or

•

cancel stock options or unvested stock awards upon payment to the participants in cash, with respect to each stock option or restricted stock award to the extent then exercisable or vested, including, if applicable, any stock options or restricted stock awards as to which the vesting schedule has been accelerated by decision of the Compensation Committee because of the change of control transaction.

The Compensation Committee may also provide for one or more of the foregoing alternatives in any particular award agreement. The Compensation Committee may grant to any participant, on terms and conditions determined by the Committee, the right to receive cash payments to be paid at that time if an award results in compensation income to the participant in order to assist the participant in paying the resulting taxes.

If any shares of restricted stock are forfeited or if any stock option (and related stock appreciation right, if any) terminates without being exercised, is exercised or settled for cash, the shares subject to such awards shall again be available for distribution in connection with awards under the Incentive Plan.

Federal Income Tax Consequences

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, we would be entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Non-Statutory Stock Options. An optionee does not recognize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of ours is subject to tax withholding by us. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards. A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the employee ceases to provide services to us. As a result of this substantial risk of forfeiture, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by us. Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Application of Code section 409A. Code Section 409A imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Code Section 409A, “nonqualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and stock unit programs. Generally speaking, Code Section 409A does not apply to ISOs, NSOs granted at fair market value if no deferral is provided beyond exercise, or Restricted Stock.

Effect of Other Laws. The above summary relates to U.S. federal income tax consequences only. The acquisition, ownership or disposition of shares of common stock may also have tax consequences under various state, local and foreign laws. Awards made pursuant to the Incentive Plan are not subject to the Employee Retirement Income Security Act of 1974, as amended.

The foregoing is only a summary of the effect of U.S. federal income taxation upon awardees and the Company with respect to the grant and exercise of awards under the Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

Accounting Treatment

The Company accounts for option grants made to officers and other employees under the Incentive Plan in accordance with Financial accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation. Compensation cost is recognized for all option grants based on the grant date fair value estimated in accordance with the provisions of Topic 718. The Company amortizes compensation cost on a straight-line basis over the requisite service period of the grant for the portion of the grant that is expected to vest. The Company estimates forfeitures; both at the date of grant as well as throughout the vesting period, based on the Company’s historical experience and future expectations.

Termination and Amendment

The authority to grant incentive stock options terminates ten years after the earlier to occur of the effective date of the Incentive Plan or the date the Incentive Plan is approved by our shareholders. However, awards outstanding at that time will not be affected or impaired by the termination for granting incentive stock options. The Board has authority to amend, alter or discontinue the Incentive Plan and the compensation committee has the authority to amend awards granted thereunder, but no amendment may impair the rights of any participant thereunder without the participant’s consent. In addition, shareholder approval is required for certain types of amendments to the Incentive Plan, including but not limited to any increase in the total number of shares of stock issuable pursuant to incentive stock options and any change in the class of employees eligible to receive incentive stock options. If Internal Revenue Code or any other applicable statute, rule or regulation, including but not limited to, those of any securities exchange, requires shareholder approval with respect to the Incentive Plan or any type of amendment to the Incentive Plan, then to the extent so required, shareholder approval will be obtained.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the Amendment to the Incentive Plan to increase the number of shares authorized for issuance from 625,000 to 1,125,000 shares. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting. If the Amendment to the Incentive Plan is not approved and Proposal III is not approved, the Incentive Plan will continue in full force without any increase in the number of shares of Common Stock available under the Incentive Plan.

The Board of Directors unanimously recommends a vote “FOR” approval of this Proposal III to the Company’s

Amended and Restated 2002 Stock Option and Incentive Plan to increase the number of shares authorized for issuance. Our significant shareholder, the Koski Family Limited Partnership, has indicated that it will vote its shares in favor of this proposal. The affirmative vote of a majority of the shares of common stock present and in person or represented by proxy and entitled to vote is required to approve this Proposal III.

CORPORATE GOVERNANCE

Oragenics’ current corporate governance practices and policies are designed to promote shareholder value, and Oragenics is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity. You can access information regarding our corporate governance practices on our web site at www.oragenics.com/governance.html

Corporate Governance Principles

Our Board has adopted Board of Directors Corporate Governance Policy, which set forth the principles that guide the Board’s exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of our executive officers and set corporate strategy. Our Corporate Governance Policy, states that currently different individuals fill the roles of Chairman and Chief Executive Officer. Our Board first adopted these Corporate Governance Principles in December 2009 and may refine them from time to time. You can access our Corporate Governance Principles on our web site at www.oragenics.com/governance.html.

Code of Ethics/Standards of Business Conduct

It is our policy to conduct our operations in compliance with all applicable laws and regulations and to operate our business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in our Company Operating Principles, which is applicable to all of our directors, officers and employees, and which complies with the SEC’s requirements and with listing standards of the Nasdaq Capital Market we have adopted.

Our Company Operating Principles are designed to promote honest and ethical conduct and compliance with all applicable laws, rules and regulations and to deter wrongdoing. Our Company Operating Principles are also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. Our Company Operating Principles can be accessed on our web site at www.oragenics.com/governance. We intend to disclose amendments to certain provisions of our Company Operating Principles, or waivers of such provisions granted to directors and executive officers, on our web site in accordance with applicable SEC requirements.

Independence of Directors

Since our securities are not listed on a national securities exchange or in an inter-dealer quotation system, we are not currently required to comply with director independence requirements. Notwithstanding the foregoing, historically we have determined director independence in accordance with the rules of a designated exchange. Accordingly, in determining whether our Directors are independent, we intend to comply with the rules of the NASDAQ Capital Market. We also expect to continue to comply with securities and other laws and regulations regarding the independence of directors, including those adopted under Section 301 of the Sarbanes-Oxley Act and Rule 10A-3 under the Securities and Exchange Act of 1934 with respect to the independence of Audit Committee members. The NASDAQ Capital Market listing standards define an “independent director” generally as a person, other than an officer of a company, who does not, in the view of the company’s Board of Directors, have a relationship with the company that would interfere with the director’s exercise of independent judgment. The Board has determined that each of the following directors, constituting a majority of the Board, is independent within the meaning of the NASDAQ Capital Market listing standards:

Dr. Frederick W. Telling

Christine L. Koski

Robert C. Koski

Charles L. Pope

Dr. Alan Dunton

Such independence definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ listing standards, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Chairman of the Board. Since February 2011, Dr. Telling, one of our independent directors, has served as our non-executive Chairperson of the Board. The responsibilities of the Chairperson of the Board include: setting the agenda for each Board meeting, in consultation with the Chief Executive Officer; presiding at executive sessions; facilitating and conducting, with the Corporate Governance and Nominating Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual directors; and conducting, with the Compensation Committee, a formal evaluation of the Chief Executive Officer and other executive officers in the context of the annual compensation review.

Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

In addition, as described in more detail below, our Board has three standing committees, each chairman and each member of which is an independent director. Our Board delegates substantial responsibility to each Board committee, which reports their activities and actions back to the Board. We believe that our independent Board committees and their chairmen are an important aspect of our Board leadership structure.

Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our Board, our officers are responsible for the day-to-day management of the material risks Oragenics faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in setting our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for Oragenics. The Board regularly receives updates from management and outside advisors regarding certain risks the Company faces, including potential litigation and various operating risks.

In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, and internal investigations; our Compensation Committee oversees risks related to compensation policies and practices; and our Nominating Committee oversees governance related risks, such as Board independence and conflicts of interest, as well as management and director succession planning. Our Board committees report their findings to the Board.

Senior management attends Board and Board committee meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. The Board holds periodic strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

Meetings of the Board of Directors and Committees

Board of Directors. Our property, affairs and business are under the general management of our Board of Directors as provided by the laws of the State of Florida and our Bylaws. The Board of Directors conducts its business through meetings of the full Board and through committees of the Board. The Board of Directors has appointed standing Audit, Compensation and Nominating Committees of the Board of Directors. The Board periodically reviews the size of the Board and recommends any changes it determines to be appropriate given our needs. Under our Bylaws, the number of members on the Board may be increased or decreased by resolution of the Board.

On June 4, 2010 our Board of Directors expanded the size of our Board by two additional seats in order to accommodate its appointment of Charles Pope and Dr. Frederick Telling to serve as additional non-employee, independent directors.

On February 4, 2011 Mr. David Hirsch resigned as President, Chief Executive Officer and as a Director, and Dr. Frederick Telling was elected to succeed Christine Koski as Chairperson of the Board of Directors.

On April 1, 2011 our Board of Directors appointed Dr. Alan Dunton to serve as a non-employee independent director to fill the vacancy left by the resignation of Mr. Hirsch. Dr. Dunton also was appointed to serve on our audit committee.

On May 25, 2011, our Board of Directors expanded the size of our Board by an additional seat in order to accommodate the appointment of Dr. John Bonfiglio as a director commensurate with his appointment as our new President and Chief Executive Officer.

The Board currently consists of seven members. The Board has no formal policy regarding board member attendance at the annual meeting. All of our then existing Directors attended the prior year’s annual meeting and all of our Directors are expected to attend the current Annual Meeting. The Board of Directors met or unanimously consented to resolutions 18 times during the year ended December 31, 2010 (“Fiscal 2010”). Our Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees during Fiscal 2010. In conjunction with regularly scheduled meetings, our “independent” Directors met in separate executive sessions.

Audit Committee: The Audit Committee members currently consist of Mr. Charles Pope, Dr. Frederick Telling and Dr. Alan Dunton. The Board has determined that each such person met the requirements of independence and is able to read and understand fundamental financial statements. In addition, the Board of Directors has determined that Mr. Pope is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities and Exchange Act of 1934. Our full board functioned as our Audit Committee between June 29, 2009, and the June 4, 2010, the date of the appointment of Directors Charles Pope and Dr. Frederick Telling to our Board and their simultaneous commencement of service on our Audit Committee. In March 2004, the Audit Committee adopted a written charter which was modified on April 24, 2007 and on December 29, 2009. The Company believes that its Audit Committee Charter complies with the requirements related to Sarbanes-Oxley and a current copy of the Audit Committee Charter is available on our website at www.oragenics.com. The Audit Committee met five times during Fiscal 2010.

The Audit Committee has the sole authority to engage and discharge, review the independence, qualifications, activities and compensation of the Company’s independent registered certified public accountants. The Audit Committee reports to the Board the appointment of the independent registered certified public accountants. The Audit Committee must assure regular rotation of the lead and concurring audit partners. The Audit Committee is responsible for the oversight of the Company’s financial policies, control procedures, accounting staff, and reviews and approves the Company’s financial statements. The Audit Committee is responsible for the review of transactions between the Company and any Company officer, Director or entity in which a Company officer or Director has a material interest. The Audit Committee must develop and maintain procedures for the submission of complaints and concerns about accounting and auditing matters. The Audit Committee must assure CEO and CFO certifications meet their obligations by performing a review and evaluation of the Company’s disclosure controls and procedures. The Audit Committee has the authority to engage the services of an outside advisor when required. The Audit Committee must receive reports from the independent registered certified public accountants on critical accounting policies, significant accounting judgments and estimates, off-balance sheet transactions and non-Generally Accepted Accounting Principles financial measures.

Compensation Committee: Between July 29, 2009 and June 3, 2010, the members of the Compensation Committee consisted of Christine Koski and Robert Koski. Following the appointment to the Board of Dr. Telling and Mr. Pope, the Compensation Committee consists of directors Dr. Frederick Telling, Charles Pope, Christine Koski and Robert Koski with Dr. Telling serving as Chairman. The Board has determined that each current member of the Compensation Committee meets the requirements for independence. None of the Committee members has ever been an officer or employee of the Company. The Compensation Committee is responsible for establishing the compensation of the Company’s Directors, Chief Executive Officer and all other executive officers, including salaries, bonuses, severance arrangements, and other executive officer benefits. The Committee also administers the Company’s various incentive and stock option plans and designates both the persons receiving awards and the amounts and terms of the awards. The Compensation Committee adopted a charter in March 2004 to outline its compensation, benefits and management development philosophy and to communicate to shareholders the Company’s compensation policies and the reasoning behind such policies as required by the Securities and Exchange Commission. The Charter was modified on April 24, 2007 and again on December 29, 2009. A current copy of the compensation Committee charter is available on our website at www.oragenics.com. The Compensation Committee met eight times during Fiscal 2010.

Nominating Committee: The nominating committee consists of directors Christine Koski and Robert Koski with Robert Koski serving as Chairman. The Nominating Committee met three times during Fiscal 2010. The Board adopted a nominating committee charter. In addition to recommending candidates to the Board for election at the Annual shareholder Meeting, the Nominating Committee oversees the evaluation of the board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the board. The evaluation process occurs annually and has to date been informal. The Nominating Committee has not established specific minimum age, education, and years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. The Nominating Committee also believes it is appropriate for certain key members of the Company’s management to participate as members of the Board of Directors. The Nominating Committee will consider as candidates for director individuals who possess a high level of ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. Such candidates must be able to make a significant contribution to the governance of the Company by virtue of their business and financial expertise, educational and professional background. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of the Company, and the disciplines represented by incumbent directors. In evaluating candidates for nomination as a director, the Nominating Committee will also consider other criteria, including geographical representation, independence, practical wisdom, mature judgment and having sufficient time to devote to the affairs of the Company in order to carry out the responsibilities of a director. One or more of our directors is required to possess the education or experience required to qualify as an audit committee financial expert as defined in the applicable rules of the Securities and Exchange Commission. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints and a diverse mix of the specific criteria above. The entire Board of Directors is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees.

Shareholder Recommendation of Nominees. The Board does not currently have a policy with regard to the consideration of any Director candidates recommended by security holders. Given the Company’s current size, stage of development, and size of the Board, the Board believes that it is not currently appropriate to establish a separate policy for security holders to submit such recommendations. Notwithstanding the lack of a formal policy regarding security holder nominations, the Board may from time to time consider candidates proposed for consideration for service on the Company’s Board by security holders. The Nominating Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with applicable law, rule or regulation regarding director nominations. Shareholders may submit candidates for nomination to our Board of Directors by writing to: Nominating Committee of the Board of Directors, Oragenics, Inc., 3000 Bayport Drive, Suite 685, Tampa, Florida 33607. When submitting a nomination to us for consideration, a shareholder must provide certain information about each person whom the shareholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, or the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected. The Board has not set any specific minimum qualifications that must be met by a nominee presented for consideration to the Board by a security holder. A Board member may become aware of a potential nominee and present such nominee to the full Board for consideration at a Board meeting. The Board would evaluate the candidate and determine whether such person should be considered for Board service based on a variety of criteria including but not limited to, whether the individual has experience in the Company’s industry, potential conflicts, and the person’s ability to work with existing Board members and expected contributions. The Board would evaluate a nominee submitted by a security holder in the same or similar manner as one recommended by the Nominating Committee.

Director Compensation Program

Due primarily to our limited operating capital, our Director compensation program during the fiscal year ended December 31, 2009 consisted of a one-time option grant to acquire 5,000 shares of common stock in lieu of the payment of any meeting fees. Outside non-employee Directors are reimbursed for their expenses associated with travel to and from Board meetings and meetings with management. Certain fees previously earned by former non-employee Directors for attending Board and Committee meetings in the amount of $34,000 have been deferred instead of being paid.

On June 4, 2010, commensurate with the appointment of two new non-employee independent Directors, the Board approved changes to the standard Board compensation to be paid to non-employee Directors. Such changes primarily related to the reinstating of a cash fee component to the Director compensation program for non-employee directors. On March 11, 2011, the Board approved revisions to the Board compensation program. The revision consisted of the addition of one per board meeting fee for each non-employee director for any board meetings in excess of one per quarter. The Director compensation program consists of the following:

Cash Compensation

The Director compensation program changes provide that all non-employee Directors will receive an annual base fee for service on the Board of $24,000. In addition, the Chairperson of the Board and of our Audit Committee, Compensation Committee and Nominating Committee will also receive annual fees of $25,000, $20,000, $15,000 and $10,000, respectively. All non-employee Directors serving on committees (other than as the Chairperson) shall receive an annual fee of $5,000 in connection with such committee service. In addition all non-employee Directors shall receive a per board meeting fee of $2,000 for each board meeting in excess of one per quarter. All fees for Board service are to be paid quarterly in arrears.

Equity Compensation

Equity compensation is to be issued to Directors upon joining our Board. Non-employee Directors receive a stock option for the purchase of 5,000 shares of our common stock at an exercise price per share equal to the fair market value per share on date they became a Director, which will immediately vest and be exercisable. As part of the Director compensation program, the Board may also make discretionary equity based awards from time to time under the Company’s existing Amended and Restated 2002 Stock Option and Incentive Plan. For example, in fiscal 2011 a discretionary award of 10,000, shares of restricted stock was made to Robert Koski in connection with his role as a liaison to the management during our search for a new Chief Executive Officer. In addition, in Fiscal 2011 discretionary awards of stock options to acquire 50,000 shares of common stock were made to each of the members of our Audit Committee.

Reimbursement of Expenses

Non-employee Directors are also reimbursed for expenses incurred in connection with their attendance at Board or committee meetings and reasonable out-of-pocket business expenses associated with their Board service.

Employee Directors

Consistent with past practice, the Director compensation program provides that employee Directors receive no additional compensation in connection with their board service.

Director Compensation

The following table sets forth the compensation of our non-employee directors in 2010.

Director Compensation

Name	Fees Earned or Paid in Cash	Option Awards ($)(1)(2)	All Other Compensation ($) (3)	Total ($)
Christine L. Koski	$29,500	—	—	$29,500
Robert C. Koski	$19,500	—	—	$19,500
Charles L. Pope	$28,125	$50,000	—	$78,125
Dr. Frederick W. Telling	$25,255	$50,000	—	$75,255

(1)	Amounts shown are the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation – Stock Compensation. For a discussion of the assumptions made in such valuation, see Note 8 to the Company’s 2010 audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2011.
(2)	The aggregate number of stock options outstanding for each of our non-employee directors as of December 31, 2010 is provided in the table below:

Director	Number of Options Outstanding
Christine L. Koski	—
Robert C. Koski	—
Charles L. Pope	5,000
Dr. Frederick W. Telling	5,000
Dr. Alan Dunton	—

(3)	No other compensation was paid to the non-employee directors except for reimbursement for travel expenses to Board meetings, which did not exceed $10,000 individually or in the aggregate for our non-employee directors.

Direct Shareholder Communication to Board Members

The Company does not currently have a formal process for direct security holder communications to the Board. The basis for the Board’s view that it is appropriate for the Company to not have such a formal process includes but is not limited to the following: the Company’s limited financial and personnel resources, the Company’s stage of operations and development and the ability for security holders to communicate with Board members informally.

Shareholders with questions about the Company are encouraged to contact the Company’s Corporate Secretary. However, if shareholders feel their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to an individual director(s) or to the Company’s Board of Directors, c/o Corporate Secretary, Oragenics, Inc., 3000 Bayport Drive, Suite 685, Tampa, Florida 33607. All shareholder communications received by the Company’s Corporate Secretary in this manner will be delivered to the individual director(s) or to the Company’s Board of Directors.

The Chairman of the Board of Directors, Dr. Frederick Telling, is an independent director and has been designated by the Board of Directors to preside at the executive sessions of the independent directors. If interested parties wish to make a concern known to the independent directors, they may do so in a writing addressed to the Chairman of the Board, Oragenics, Inc., 3000 Bayport Drive, Suite 685, Tampa, Florida 33607.

EXECUTIVE COMPENSATION

Compensation Practices and Risk

The following “Compensation Discussion and Analysis” section describes generally our compensation policies and practices that are applicable for executive and management employees. We use common variable compensation designs across all of our business units and divisions, with a significant focus on corporate and business financial performance as generally described in this Proxy Statement.

Compensation Discussion and Analysis

Throughout this section of the Proxy Statement, the individuals who served as the Company’s chief executive officer and chief financial officer, as well as the other individuals included in the Summary Compensation Table herein, are referred to as the “named executive officers.”

Overview of Compensation Program

The Compensation Committee of the Company’s Board of Directors is responsible for establishing and evaluating the Company’s policies governing the compensation of its executive officers, including its named executive officers. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive.

Compensation Objective

The Company’s executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executive officers;

•	Motivate and reward executive officers whose knowledge, skills, performance and business relationships are critical to the Company’s success;

•	Align the interests of the Company’s executive officers and shareholders by motivating executive officers to ultimately increase shareholder value;

•	Compensate the Company’s executive officers to manage the Company’s business to meet its short term and long-range goals;

•	Ensure fairness among the executive officers by recognizing the contributions each executive officer makes to the Company’s success; and

•	Provide a competitive compensation package which includes some pay for performance factors.

Role of Others in Compensation Decisions

The Compensation Committee makes all of the decisions with respect to the compensation received by the Company’s executive officers. The Compensation Committee meets outside the presence of all of the Company’s executive officers to consider appropriate compensation for the Company’s chief executive officer. For all other executive officers, the Compensation Committee meets outside the presence of all executive officers except for the Company’s chief executive officer. The Company’s chief executive officer periodically reviews each of the other executive officers’ performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to any appropriate changes in base salary, bonus and grants of long-term equity incentive awards for the executive officers, excluding himself. Based in part on these recommendations from the Company’s chief executive officer and other considerations, the Compensation Committee approves such compensation arrangements of the Company’s executive officers other than the Company’s chief executive officer. The Compensation Committee also annually analyzes the chief executive officer’s performance and determines his salary, annual cash bonus and grants of long-term equity incentive awards.

2010 Executive Compensation Components

For the fiscal year ended December 31, 2010, the principal components of compensation for the Company’s executive officers were:

•	Annual base salary;

•	Bonus;

•	Long-term equity incentive compensation; and

•	Other benefits.

Annual Base Salary

Base salary is designed to attract and retain experienced executive officers who can drive the achievement of the Company’s goals. While the initial base salary for the Company’s executive officers was determined by an assessment based upon the responsibilities of the position, the expected contribution of the position to our business, the experience and skill of the position, and competition in the marketplace for the talent; the factors used in determining increases in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Compensation Committee periodically reviews the base salary for each executive officer.

Bonus

The Company currently does not have a formal bonus program for its executive officers. Bonuses are considered by the Compensation Committee and recommended at the discretion of the Compensation Committee for approval by our Board of Directors. The Company is expected to institute a performance based bonus program in the 2011 fiscal year.

Long-Term Equity Incentive Compensation

The Company awards long-term equity incentive awards to executive officers, including the named executive officers, as part of its total compensation package. These awards are consistent with the Company’s pay for performance principles and align the interests of the executive officers to the interests of the Company’s shareholders. The Compensation Committee reviews and approves the amount of each award to be granted to each named executive officer. Long-term equity incentive awards are made pursuant to the Oragenics, Inc. Amended and Restated 2002 Stock Option and Incentive Plan (the “Incentive Plan”).

The Company’s long-term equity incentive is currently in the form of options to acquire its common stock. Stock option awards provide the Company’s executive officers with the right to purchase shares of its common stock at a fixed exercise price for a period of up to ten years under the Incentive Plan. Stock options are granted under the Incentive Plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if the Company’s stock price increases. Stock options are earned on the basis of continued service to the Company and generally vest over a number of years or based upon other specific performance based criteria.

The Company’s long-term equity incentive also can be in the form of restricted share awards of the Company’s common stock under the Incentive Plan. Restricted stock awards provide the Company’s executive officers with the shares of its common stock subject to certain restrictions and/or vesting requirements. Restricted stock shares will be earned on the basis of continued service to the Company and will vest as set forth in the separate Restricted Stock Award Agreements.

The Compensation Committee will determine the amount and features of the stock options and/or restricted stock, if any, to be awarded to executive officers. The Compensation Committee evaluates a number of criteria, including the past service of each such executive officer to the Company, the present and potential contributions of such executive officer to the Company’s success and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Incentive Plan, including the executive officer’s current stock holdings, years of service, position with the Company and other factors. The Compensation Committee will not apply a formula assigning specific weights to any of these factors when making its determination.

The Company is expected to adopt a performance based equity award program for executive officers and employees during Fiscal 2011 pursuant to its agreement to do so with Dr. Bonfiglio upon Dr. Bonfiglio becoming the Company’s President and Chief Executive Officer.

Other Benefits

Retirement Benefits. The Company maintains a Simple Individual Retirement Arrangement plan in which all full-time employees, including the Company’s named executive officers, are eligible to participate. The Company provides this plan to help its employees save some amount of their cash compensation for retirement in a tax efficient manner. The Company does not provide an option for its employees to invest in the Company’s stock under the 401k plan. The Company matches 100% of the employee’s contribution up to a maximum of 3% of the employee’s compensation.

Health and Welfare Benefits. All full-time employees, including our named executive officers, may participate in the Company’s health and welfare benefit programs, including medical, dental and vision care coverage as may be provided and applicable to all employees.

Perquisites. Because the Company provides limited perquisites to certain executive officers, the Company does not believe these perquisites and other personal benefits constitute a material component of the executive officers’ compensation packages.

Employment Agreements

The Company has employment agreements in effect with its executive officers, Dr. John Bonfiglio, Dr. Jeffrey Hillman and Mr. Brian Bohunicky, as well as other key employees. The Company entered into employment agreements with these executive officers to ensure that they would perform their respective roles with the Company for an extended period of time. In addition, the Company also considered the critical nature of each of their positions and the Company’s need to retain them when the Company committed to these agreements. See “Employment Contracts and Change in Control Arrangements—2010 Employment Agreements—Executive Officer,—Key Employees,—Terms, “and” Dr. John Bonfiglio, President and Chief Executive Officer Employment Agreement.”

Resignation of Chief Executive Officer

Effective February 4, 2011, David Hirsch resigned from his position as Chief Executive Officer and President of the Company and from his position as a member of the Board of Directors. Per his employment agreement, Mr. Hirsch was entitled to receive pay for the six month period following his giving notice to the Company, totaling $1125,500, less payroll taxes and other applicable payroll deductions. Because of Mr. Hirsch’s resignation any awards that had vested (at the time of his resignation) were required to be exercised within 90 days or be forfeited. Mr. Hirsch did not exercise any of these options and as a result the options were forfeited.

2010 Compensation Decisions

The Company believes that the total compensation paid to its named executive officers for the fiscal year ended December 31, 2010 achieved the overall objectives of its executive compensation program. In accordance with its overall objectives, executive compensation for 2010 was competitive with other similarly-sized companies. The Compensation Committee took the following key compensation actions in 2010:

•

2010 Employment Agreements. In May 2010, the compensation committee approved entering into a new employment agreements with its executive officers. See “2010 Employment Agreements.” The Compensation Committee believed the new employment agreements provided an appropriate balance between the needs of the executive officers and the needs of the Company while still maintaining flexibility to the Committee on future compensation related decisions. At the time of entering into the new employment agreements there was no change in the executive officers base salaries.

•	Determination of Annual Base Salaries: The Compensation Committee made no changes in any named executive officer annual base salaries during 2010.

•	Determination of Annual Cash Bonus: The Compensation Committee did not award any discretionary bonuses to the Company’s named executive officers for fiscal 2010.

•

Determination of Long Term Equity Incentive Compensation: The Compensation Committee did not make any equity awards to its named executive officers during 2010 primarily due to the fact that in the prior fiscal year equity based awards were made to the named executive officers, including performance based awards.

Summary Compensation Table

The following table sets forth the aggregate compensation in 2009 and 2010 for services in all capacities paid or accrued by the Company to our most highly compensated officers and our former Principal Executive Officers (“PEO”) who earned more than $100,000 in total salary and bonus during the fiscal year ended December 31, 2010 (the “Named Executive Officers”).

Name and principal position	Year	Salary	Bonus	Option awards (2)	All other compensation (3)	Total

Dr. John Bonfiglio Chief Executive Officer and Principal Executive Officer (1)	2010	$—	—	—	—	—

Dr. Jeffrey D. Hillman	2010	$200,000	—	—	$6,000	$206,000
Chief Scientific Officer	2009	$182,278	—	$318,205	$86,650	$587,133

Brian J. Bohunicky	2010	$200,000	—	—	$6,000	$206,000
Chief Financial Officer and Principal Financial Officer	2009	$156,832	—	$195,750	$3,840	$356,422

Gerard “Gerry” V. David	2010	$180,000	—	—	—	$180,000
Executive Vice President Sales and Marketing	2009	$161,250	—	$207,706	—	$368,956

Dr. Martin Handfield	2010	$171,000	—	—	$5,130	$176,130
Director of Research and Development	2009	$158,808	—	$136,281	—	$295,089

Former PEO

David Hirsch (4)	2010	$225,000	—	—	$6,750	$231,750
	2009	$214,583	$100,000	$413,211	$9,417	$737,211

(1)	Dr. Bonfiglio became our President and Chief Executive Officer on May 25, 2011 and as such did not earn any compensation during 2010.
(2)	No option awards were made to our named executive officers during 2010. The amounts included in this column do not reflect compensation actually received by the named executive officers. Instead the amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718, Compensation-Stock Compensation (ASC 718). Under SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair values relating to share grants and were calculated using the common stock closing price on the date of grant and multiplying that price by the number of shares subject to the share grant. The equity-based compensation expense relating to the stock grants is recognized over the requisite service period of the grant. These amounts reflect our accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the executive officers. Amounts in this column for 2009 include $52,086, $41,455, $51,156 and $32,196 for Mr. Hirsch, Dr. Hillman, Mr. David and Dr. Handfield, respectively, which reflect the impact of the acceleration of the vesting of previously outstanding stock options by our Compensation Committee on August 13, 2009. The number of shares covered by the accelerated vesting were 21,666, 25,000, 15,166 and 13,000 for Mr. Hirsch, Dr. Hillman, Mr. David, and Dr. Handfield, respectively. A portion of stock option awards received by our executives were forfeited during 2010 due to not meeting performance criteria for shipping and invoicing of our ProBiora3 products. The amounts forfeited include $22,496 each for Mr. Hirsch, Dr. Hillman, Mr. Bohunicky and Mr. David. All other terms of the prior option awards, including the share amounts covered by the options and exercise price remained the same.

(3)	Our Simple IRA retirement plan requires us to match employee contributions up to the first 3% of compensation earned and amounts presented for Fiscal 2010 represent our matching contribution. This column excludes certain payments for personal benefits that did not exceed $10,000 individually or in the aggregate.
(4)	On February 4, 2011 Mr. Hirsch resigned as our President and Chief Executive Officer and Director to pursue other opportunities. We entered into a separation and release agreement with Mr. Hirsch which provides for the payment of six months severance to Mr. Hirsch based upon his then existing annual base salary.

Current Executive Officers and Key Employees

We are led by a team of executives that are chosen by the Board of Directors. Currently, we have three executive officers, set forth below is biographical information for executive officers and certain identified key employees.

Executive Officers

Dr. John N. Bonfiglio. The biography of Dr. Bonfiglio is included above under Proposal I “Information About Nominees.”

Dr. Jeffrey D. Hillman. The biography of Dr. Hillman is included above under Proposal I “Information About Nominees.”

Brian J. Bohunicky. Mr. Bohunicky has served as our Chief Financial Officer since June 2009 and as Secretary and Treasurer since August 2009. Since the resignation of Mr. David B. Hirsch on February 4, 2011. Mr. Bohunicky serves as our lead executive and principal executive officer. Mr. Bohunicky joined the Company in January 2009 as the Company Controller. Prior to joining the Company, Mr. Bohunicky was the Vice President and Controller of Idex Corporation’s (NYSE: IEX) Fire & Safety Segment from October 2002 to November 2008. Mr. Bohunicky holds a B.A. degree in Economics from Moravian College.

Key Employees

Gerard “Gerry” V. David. Mr. David has served as our Executive Vice President of Sales and Marketing since September 2008. Prior to that time, he provided consulting services to Oragenics through his company, Certified Nutrition for Less, LLC. Mr. David served as President and Chief Operating Officer of Växa International in Tampa, Florida from March 2007 to July 2008. From August 2006 to February 2007 he served as Chief Operating Officer of Cyberwize in Sarasota, Florida. From March 2003 to July 2006, he served as President and Chief Operating Officer of Vitarich Laboratories, Inc. in Naples, Florida. Prior to his service at Vitarich Laboratories, Mr. David served as Chief Operating Officer of Oxyfresh. Mr. David attended Western Michigan University.

Dr. Martin Handfield. Dr. Handfield has served as our Director of Research and Development since January 2009. Prior to joining our Company, Dr. Handfield held a position as Tenured Associate Professor at the Center for Molecular Microbiology and the Department of Oral Biology at the University of Florida College of Dentistry, where he co-invented IVIAT and co-founded ivi Gene Corp. and Epicure Corp. to commercialize this and related technologies. Dr. Handfield holds a B.S. degree in Biochemistry, and a MS degree and PhD in Microbiology and Immunology from the Université Laval College of Medicine in Canada, and did postdoctoral training at the University of Florida under the mentorship of Dr. Hillman.

Incentive Awards

The Compensation Committee believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. The Compensation Committee utilizes the Incentive Plan to provide incentives to employees. We do not have any long-term incentive plans that provide compensation intended to serve as incentives for performance other than options and restricted stock awards granted pursuant to our Incentive Plan.

During the year ending December 31, 2010 there were no stock options awarded to or exercised by the named executive officers. In December 2009, options to purchase a total of 281,590 shares of our common stock which are subject to time vesting and performance vesting were awarded to our executive officers and employees. These option awards each have exercise prices of $5.40 per share, which was the closing price on the date the Compensation Committee granted the options. These option awards were made pursuant to individual award agreements substantially similar to the form of stock option agreement attached as an exhibit to our Incentive Plan which has been filed with the SEC.

Outstanding Equity Awards

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2010:

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END TABLE

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexerciseable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)		Option Exercise Price ($)	Option Expiration Date

Dr. Jeffrey Hillman	3,750				—		14.80	09/08/2011
	35,000				—		17.00	5/21/2018
	11,667	(1)	23,333	(1)			5.40	12/01/2019
			5,000	(2)			5.40	12/01/2019
					2,084	(3)	5.40	120/01/2019
					5,000	(4)	5.40	12/01/2019

Brian Bohunicky	8,333	(1)	16,667	(1)			5.40	12/01/2019
			5,000	(2)			5.40	12/01/2019
					2,084	(3)	5.40	12/01/2019

Gerard “Gerry” V. David	17,500						5.60	12/17/2018
	5,833	(1)	11,667	(1)	2,084	(3)	5.40	12/01/2019
			4,500	(2)			5.40	12/1/2019

Dr. Martin Handfield	15,000						10.40	8/18/2018
	4,167	(1)	8,333	(1)			5.40	12/1/2019
			4,275	(2)			5.40	12/1/2019

Former Officer:

David Hirsch (5)	25,000						9.80	5/30/2018
	16,667	(1)	33,000				5.40	12/1/2019
			5,625	(2)			5.40	12/1/2019
					2,084	(3)	5.40	12/1/2019
					5,000	(4)	5.40	12/1/2019

(1)	Represents awards that are time vested with each award vesting evenly on an annual basis over three years, subject to earlier vesting upon a change in control as defined in the award agreements.

(2)	Represents awards that vest upon the first calendar quarter in which we report a net profit in a Form 10-Q Report or Form 10-K Report. These awards expire on the earlier of (i) December 1, 2019 or (ii) such date we cease to be required to file quarterly or annual reports with the Securities and Exchange Commission.
(3)	Represents awards that vest upon our achieving certain performance goals tied to the shipment and invoicing of our ProBiora3 products with a third of these options expiring if we have not achieved the vesting performance targets by September 1, 2010, December 31, 2010 and March 31, 2011. Performance targets were not achieved on September 1, 2010 and December 1, 2010 and accordingly two thirds of these performance options have been forfeited. The balance of these awards, which were subject to vesting on March 31, 2011, did not vest. As such, none of these awards achieved the performance targets and they have been forfeited.
(4)	Represents awards that are subject to vesting based on certain scientific performance milestones being achieved. These options expire and are void unless they become vested and exercisable on or before December 31, 2011. During 2011 these options vested and became exercisable and they shall expire December 1, 2019.
(5)	Because of Mr. Hirsch’s resignation any awards that had vested (at the time of his resignation) were required to be exercised by May 5, 2011 or be forfeited.

Employment Contracts and Change in Control Arrangements

2010 Employment Agreements—Executive Officers

On March 11, 2010 our Compensation Committee met, approved and authorized new employment agreements with each of our executive officers. Each of the new employment agreements have substantially similar terms other than with respect to their annual compensation and title (the “2010 Employment Agreements”). As to our Chief Scientific Officer Dr. Hillman, the 2010 Employment Agreement replaced his existing employment agreement and as to Mr. Bohunicky, the 2010 Employment Agreement constituted a new employment agreement between us and Mr. Bohunicky. The annual base salaries provided in the 2010 Employment Agreements were set at $200,000 for each of Dr. Hillman and Mr. Bohunicky, and are payable in installments consistent with our normal payroll practices. The entering into of these 2010 Employment Agreements did not result in any change to any of the executive officers existing and previously disclosed annual base compensation. The executive officers are also eligible under the 2010 Employment Agreements to receive bonuses during the term at the discretion of the Compensation Committee and the Board of Directors.

2010 Employment Agreements—Key Employees

On March 11, 2010 our Compensation Committee met, approved and authorized new employment agreements with two of our key employees, Mr. Gerard David and Dr. Martin Handfield. As to Dr. Handfield, the 2010 Employment Agreements replaced an existing employment agreement, the 2010 Employment Agreement constitutes a new employment agreement between us and Mr. David. The annual base salaries provided in the 2010 Employment Agreements are $180,000 and $171,000 for Mr. David and Dr. Handfield, respectively, and are payable in installments consistent with our normal payroll practices. The entering into of these 2010 Employment Agreements did not result in any change to any of existing and previously disclosed annual base compensation. Mr. David and Dr. Handfield are also eligible under the 2010 Employment Agreements to receive bonuses during the term at the discretion of the Compensation Committee and the Board of Directors.

2010 Employment Agreement— Terms

The 2010 Employment Agreements are terminable at any time by either party and if the executive officer or key employee is involuntarily terminated by us he shall receive his base salary and vacation pay each accrued through the date of termination, and any nonforfeitable benefits earned and payable to him under the terms of the employee handbook (which applies to all employees) and benefits available under any applicable incentive plan in which employee participates. In addition, if the executive officer or key employee’s separation from employment is not voluntary and without cause, we would be obligated to pay the executive officer or key employee six months of his annual base salary as severance and the executive shall be entitled to out placement service benefits. If the executive officer or key employee is terminated for cause, he shall be entitled to receive his base salary and accrued vacation due through the date of termination and any nonforfeitable benefits already earned and payable to the executive or key employee under the terms of the employee handbook or other applicable incentive plans maintained by us. Cause is defined in the 2010 Employment Agreements as any action that is illegal, immoral, or improper that reflects on the Company, the employee, or the ability of either to function optimally. If the executive officer or key employee voluntarily resigns, he shall be entitled to this base salary and accrued vacation due through the date of termination (including any mutually agreed upon notice period) and any nonforfeitable benefits already earned and payable to the executive officer or key employee under the terms of the employee handbook or other incentive plans maintained by us.

If the executive officer or key employee dies during the term of employment with us, the estate of the employee shall be paid the salary of the employee as it would have accrued over a period of thirty days after the executive officer’s death. We shall also extend the executive officer or key employee’s right to exercise vested stock options for six months provided such extension is permitted under the 2002 Stock Incentive Plan. In the event the executive officer or key employee becomes disabled (as defined in the then applicable short and long-term disability insurance policies) we shall pay to the executive officer or key employee his salary as it would have accrued over a period of 30 days after the executive or key employee became so disabled and we shall extend the executive officer or key employee’s right to exercise vested stock options for six months provided such extension is permitted under the 2002 Stock Incentive Plan.

The 2010 Employment Agreements also each include non-disclosure and Company ownership of development provisions, as well as a provision providing for the Company to defend and indemnify the executive or key employee if the executive or key employee is named as a defendant in any lawsuit regarding any action taken within the scope of employment.

In the event of a change in control, any stock options or other awards granted (other than performance awards) under our 2002 Stock Incentive Plan shall become immediately vested in full and in the case of stock options exercisable in full. If the change in control results in an involuntary separation from employment of the executive officer or key employee within 180 days following a change in control, the executive officer or key employee would be entitled to (i) receive six months of salary and the extension of his benefits (excluding vacation time and paid time off) and (ii) exercise vested options for six months from the date of separation, provided said extension period is allowed under the 2002 Stock Incentive Plan. Under the 2010 Employment Agreements, “involuntary separation of employment” means (i) termination without cause, (ii) any reduction in responsibilities of office altering the status of the executive officer or key employee as an employee, or (iii) the duplication of the executive officer or key employees position by an equivalent executive in an acquiring entity and “change in control” means the sale of the entire company, or substantially all of its assets, or the sale of the business unit employing an individual which results in the termination of employment or subsequent transfer of the employment relationship to another legal entity, or entity, or single party acquiring more shares than are owned by the Koski Family Limited Partnership, including its members and their immediate families, including spouses and their children.

Dr. John Bonfiglio, President and Chief Executive Officer— Executive Employment Agreement.

On May 23, 2011, Dr. Bonfiglio entered into an Executive Employment Agreement with the us under terms substantially similar to the 2010 Employment Agreements with existing executives. Under the terms of Dr. Bonfiglio’s Executive Employment Agreement, Dr. Bonfiglio’s employment with us became effective May 25, 2011 and he receives an annual base salary of not less than $280,000 and will be eligible for bonuses of up to 50% of his annual salary based on appropriate Company based and individual based targets in the discretion of the Compensation Committee as approved by the full Board of Directors within 60 days.

Dr. Bonfiglio will be reimbursed in an amount not to exceed $30,000 for his relocation and temporary living expenses. Dr. Bonfiglio will be eligible to participate in the medical insurance and other benefits available to all employees except his annual vacation will be set at four (4) weeks. We will also pay the two weeks of hotel and rental care expenses for Dr. Bonfiglio’s initial two weeks of employment with us.

In connection with Dr. Bonfiglio’s employment, he also was awarded stock options to acquire 125,800 shares of common stock under the our Amended and Restated 2002 Stock Option and Incentive Plan (as amended, the “Plan”), at an exercise price of $4.76, which was the closing price on the grant date, May 25, 2011. Of the options granted 78,625 vest immediately and are exerciseable over ten (10) years. The remaining 47,175 options vest at an even amount over the next three years on the anniversary date of grant. Dr. Bonfiglio will also be eligible for additional equity awards based upon a plan to be developed in the discretion of the Compensation Committee and approved by the Board of Directors within 90 days, which will contain awards that are tied to the achievement of to be determined Company objectives.

Dr. Bonfiglio’s Executive Employment Agreement is terminable at any time by either party and if Dr. Bonfiglio is involuntarily terminated by us he shall receive his base salary and vacation pay each accrued through the date of termination, and any nonforfeitable benefits earned and payable to him under the terms of the employee handbook (which applies to all employees) and benefits available under any applicable incentive plan in which he participates. In addition, if Dr. Bonfiglio’s separation from employment is not voluntary and without cause, we would be obligated to pay

Dr. Bonfiglio six months of his annual base salary as severance plus any earned, accrued but unpaid bonus and Dr. Bonfiglio shall be entitled to out placement service benefits. If Dr. Bonfiglio is terminated for cause, he shall be entitled to receive his base salary and accrued vacation due through the date of termination and any nonforfeitable benefits already earned and payable to Dr. Bonfiglio under the terms of the employee handbook or other applicable incentive plans maintained by us. Cause is defined in the Executive Employment Agreement as any action that is illegal or immoral that reflects on us, the employee, or the ability of either to function optimally. If Dr. Bonfiglio voluntarily resigns, he shall be entitled to his base salary and accrued vacation due through the date of termination (including any mutually agreed upon notice period) and any nonforfeitable benefits already earned and payable to the executive officer or key employee under the terms of the employee handbook or other incentive plans maintained by us.

If Dr. Bonfiglio dies during the term of his employment, the estate of Dr. Bonfiglio shall be paid his salary as it would have accrued over a period of thirty days after Dr. Bonfiglio’s death. We shall also extend his right to exercise vested stock options for six months provided such extension is permitted under the Incentive Plan. In the event Dr. Bonfiglio becomes disabled (as defined in the then applicable short and long-term disability insurance policies) we shall pay to Dr. Bonfiglio his salary as it would have accrued over a period of 30 days after he became so disabled and we shall extend his right to exercise vested stock options for six months provided such extension is permitted under the Incentive Plan.

The Executive Employment Agreement also includes non-disclosure and Company ownership of development provisions, as well as a provision providing for us to defend and indemnify Dr. Bonfiglio if he is named as a defendant in any lawsuit regarding any action taken within the scope of employment.

In the event of a change in control, any stock options or other awards granted (other than performance awards) under our Incentive Plan shall become immediately vested in full and in the case of stock options exercisable in full. If the change in control results in an involuntary separation from employment within 180 days following a change in control, Dr. Bonfiglio would be entitled to (i) receive six months of salary and the extension of his benefits (excluding vacation time and paid time off) for two months and (ii) exercise vested options for two months from the date of separation, provided said extension period is allowed under the Incentive Plan. Under the Executive Employment Agreement, “involuntary separation of employment” means (i) termination without cause, (ii) any reduction in responsibilities of office altering the status of Dr. Bonfiglio as an employee, or (iii) the duplication of Dr. Bonfiglio’s position by an equivalent executive in an acquiring entity. “Change in control” means the sale of the entire company, or substantially all of its assets, or the sale of the business unit employing an individual which results in the termination of employment or subsequent transfer of the employment relationship to another legal entity, or entity, or single party acquiring more shares than are owned by the Koski Family Limited Partnership, including its members and their immediate families, including spouses and their children; provided, such sale would qualify as a “change in ownership” “change in effective control” or “change in the ownership of substantially all of the assets” of the Company as these terms are defined in Treasury Regulation Section 1.409A-3(i)(5).

Dr. Jeffrey Hillman, Chief Scientific Officer

We previously had an employment agreement with Dr. Jeffrey Hillman, our Chief Scientific Officer which commenced on January 1, 2004 and provided for automatic one-year extensions after December 31, 2007. Under the terms of such employment agreement, we were obligated to pay compensation of $180,000. Dr. Hillman was also eligible for participation in incentive stock compensation plans. The employment agreement also provided for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement and 20 days accumulating vacation/sick leave annually. If Dr. Hillman was terminated by the Company without cause (as defined in the agreement) or within 12 months following a change of control (as defined in the agreement), or if he left for good reason (as defined in the agreement), he would have been entitled to severance payments, at his then annual base salary and all stock options granted to the executive and any benefits under any benefit plans would have become immediately vested and exercisable. If Dr. Hillman voluntarily resigned he would have received no further compensation after the effective date of such resignation. The employment agreement also included non-disclosure and non-compete provisions, as well as salary payments for a three month period in the event of Dr. Hillman’s death or disability during the term of the agreement. Dr. Hillman was awarded options to acquire 35,000 shares of common stock under the Incentive Plan on May 21, 2008. These options vested as follows: 10,000 shares immediately and the remaining 25,000 shares were scheduled to vest when the Company’s stock price reached certain levels as follows: 7,500 shares vest at $20.00 per share, 7,500 shares vest at $40.00 per share and 10,000 shares vest at $60.00 per share. On August 13, 2009 the Compensation Committee approved the accelerated vesting of the unvested, unexerciseable options.

On March 11, 2010 our Compensation Committee approved a new employment agreement with Dr. Hillman which replaced and superseded his prior employment agreement. See “2010 Employment Agreements—Executive Officers and 2010 Employment Agreements—Terms.” No changes were made during 2010 to Dr. Hillman’s employment agreement or compensation and no awards were made during 2010 to Dr. Hillman under our Incentive Plan.

Brian Bohunicky, Chief Financial Officer, Secretary and Treasurer

Mr. Bohunicky joined the Company in January 2009 and became our Chief Financial Officer and Principal Financial Officer on June 29. Also at this time, Mr. Bohunicky’s annual compensation was increased by the Compensation Committee to $200,000. Included in Mr. Bohunicky’s salary for 2009 is $25,000 in compensation that had been deferred during a portion of the year which was paid to Mr. Bohunicky immediately following the June 2009 Private Placement, in 12,500 shares of our common stock at a price per share of $2.00. During 2009 and the initial few months of 2010, Mr. Bohunicky’s employment with us was at will and was not subject to the terms of an employment agreement.

On March 11, 2010 our Compensation Committee approved a new employment agreement for Mr. Bohunicky. See “2010 Employment Agreements— Executive Officers and 2010 Employment Agreement—Terms.” No changes were made to Mr. Bohunicky’s employment agreement or compensation during 2010 and no awards were made during 2010 to Mr. Bohunicky under our Incentive Plan. In addition, as a result of Mr. Bohunicky’s assuming the role of lead executive and principal executive officer following Mr. Hirsch’s resignation as our President and Chief Executive Officer, no changes were made to Mr. Bohunicky’s employment agreement with us. On March 11, 2011 our Board of Directors and Compensation Committee approved an option award of 20,000 shares to Mr. Brian Bohunicky, our Chief Financial Officer under the Company’s Incentive Plan. These options vest equally over a three (3) year period from the date of grant and are exerciseable at $3.60 per share, which was the closing price of our common stock closed on March 11, 2011, the date of the grant. On that same date Mr. Bohunicky was also granted 10,000 shares of restricted common stock under the Incentive Plan, half of which vest in six (6) months and the other half on the anniversary of the award.

The Board and Compensation Committee also approved the payment of up to $15,000 to Mr. Bohunicky to reimburse him for relocation expenses he may incur in connection with his contemplated relocation to our primary corporate headquarters in Tampa, Florida.

Our former Chief Executive Officer and President, David Hirsh

On February 4, 2011 Mr. Hirsch resigned from the Company and we entered into a separation and release agreement with Mr. Hirsch that provided for the payment of six months severance.

Mr. Hirsch began working for us as a consultant in April 2008 and became a full time employee in May 2008. In connection with Mr. Hirsch’s appointment, effective June 27, 2008, as our Chief Operating Officer, Mr. Hirsch entered into an employment agreement with us which was amended on July 15, 2008 when he also became our Chief Financial Officer upon the retirement of our former chief financial officer. Mr. Hirsch’s initial employment agreement was for one year, and was automatically extended for successive one-year renewal terms. Pursuant to his initial employment agreement, Mr. Hirsch initially received an annual salary of not less than $150,000 and was eligible to receive bonuses at the discretion of the Compensation Committee of the Board of Directors. Mr. Hirsch was granted stock options to acquire 25,000 shares of common stock under our Incentive Plan. These options were scheduled to vest as follows: 3,333 shares vest immediately, 5,000 shares on the dates which the Company’s stock price equals or exceeds $20.00 per share, $40.00 per share and $60.00 per share respectively, and 6,666 shares on the date which the Company’s stock price equals or exceeds $100.00 per share.

Under the terms of his initial employment agreement, if Mr. Hirsch was involuntarily terminated he would receive his base salary accrued through the date of termination, and any nonforfeitable benefits earned and payable to him under the terms of the deferred compensation, incentive or other benefit plan, payable in accordance with the terms of the applicable plan. In addition, if Mr. Hirsch’s separation from employment was not voluntary, for cause or due to death or disability, the Company would be obligated to pay Mr. Hirsch a series of nine equal monthly payments equal to one-twelfth of his annual base salary in effect on the date of such termination as severance and any unvested options shall vest. If he was terminated for cause, he would be entitled to receive his base salary accrued through the date of termination and any nonforfeitable benefits already earned and payable to Mr. Hirsch under the terms of the deferred compensation or incentive plans maintained by the Company. If Mr. Hirsch voluntarily resigned, he would be entitled to this base salary accrued through termination and any nonforfeitable benefits already earned and payable to Mr. Hirsch under the terms of the deferred compensation or incentive plans maintained by the Company. In the event of a change in corporate control, the vesting of any stock options or other awards under the terms of the Incentive Plan would become immediately vested in full and in the case of stock options, exercisable in full. If Mr. Hirsch is terminated within six months of a change in control, as such term is defined in his employment agreement, Mr. Hirsch would be entitled to receive, in lieu of the foregoing severance payment described above, a series of 24 equal monthly payments equal to one-twelfth of Mr. Hirsch’s annual base salary in effect at the time of a change in control. The initial employment agreement also included non-disclosure and non-compete provisions as well as a lump sum payment equal to the sum of the executive’s accrued base salary, unpaid amounts of any bonuses earned with respect to the fiscal year of the Company most recently ended and the death benefits payable under any retirement, deferred compensation or other employee benefit plan maintained by the Company in the event of Mr. Hirsch’s death during the term of the agreement.

Mr. Hirsch became our acting President and Chief Executive Officer effective March 18, 2009 upon the resignation of our former chief executive, Mr. Stanley Stein. Mr. Hirsch also continued in his role as our Chief Financial Officer. Mr. Hirsch did not receive any adjustment in his compensation upon assuming the role of our acting President and Chief Executive Officer. On June 29, 2009, immediately following the June 2009 Private Placement, Mr. Hirsch became our President and Chief Executive Officer and relinquished his position as Chief Financial Officer to Mr. Bohunicky. In June 2009 Mr. Hirsch was awarded a bonus of $100,000 payable in 50,000 shares of our common stock at a price per share of $2.00. This bonus was paid to Mr. Hirsch in recognition of his efforts in guiding us through a significant adverse capital resource crisis. On August 13, 2009, the Compensation Committee approved acceleration of the vesting of the unvested, unexerciseable options awarded to Mr. Hirsch and approved an increase in his annual base salary to $225,000.

On March 11, 2010 our Compensation Committee approved a new employment agreement with Mr. Hirsch, which replaced and superseded his initial employment agreement. See “2010 Employment Agreements—Terms.” No changes were made to Mr. Hirsch’s compensation during 2010.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of June 30, 2011, certain information concerning the beneficial ownership of each class of our voting securities by: (i) each person known by us to own beneficially five percent (5%) or more of the outstanding shares of our common stock, (ii) each of our Directors and named executive officers, and (iii) all executive officers and Directors as a group.

The number of shares beneficially owned by each 5% shareholder, Director or named executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after July 12, 2011 through the exercise of any stock option, warrant or other right, or conversion of any security. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address (1)	Number of Shares Beneficially Owned	Percentage of Ownership(2)
5% Shareholders
Koski Family Limited Partnership (3)	3,206,998	56.4%
George T. Hawes (4)	667,285	11.7%

Directors and Officers
Dr. John N. Bonfiglio (5)	78,625	1.3%
Dr. Jeffrey D. Hillman(6)	297,544	5.2%
Christine L. Koski(3)(7)	2,234,666	39.3%
Robert C. Koski(3)(8)	2,287,666	40.2%
Charles L. Pope(9)	55,000	*
Dr. Frederick W. Telling(9)	55,000	*
Dr. Alan Dunton (9)	55,000	*
Brian J. Bohunicky(10)	25,833	*

All Officers and Directors as a Group (8 persons)	3,299,334	58.0%

*	less than one percent
(1)	Except as indicated, the address of the person named in the table is c/o Oragenics, Inc., 3000 Bayport Drive, Suite 685, Tampa, Florida 33607.
(2)	For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 5,683,076 shares of common stock outstanding as of June 30, 2011, plus the number of shares of common stock that such person has the right to acquire within 60 days.
(3)	Based upon information provided by the Koski Family Limited Partnership, or KFLP, in the amendment to its Schedule 13D filing with the SEC on February 11, 2011, includes (i) 1,790,000 shares held directly by the KFLP, and (ii) 444,666 shares held by KFLP partner Christine Koski, 422,666 shares held by KFLP partner Robert Koski, 10,000 shares held by KFLP partner Koski Management, Inc. (solely owned by Beverly Koski), 469,666 shares held by KFLP partner, Thomas Koski and 70,000 shares held in trusts which Robert Koski serves as sole trustee (See Note 7 below). Christine L. Koski, Robert C. Koski, Thomas L. Koski and Beverly Koski (as sole owner of Koski Management, Inc.) share voting and investment powers as general partners of the KFLP. The address for the KFLP is 3525 Turtle Creek Boulevard, Unit 19-B, Dallas, Texas 75219.
(4)	Based upon information provided by Mr. Hawes in his Form 5, Form 4s and Schedule 13D filings with the SEC. The number of shares includes 539,397 shares owned directly, (as reflected on Form 4 filed October 13, 2010) and 127,888 shares issuable pursuant to currently exercisable warrants, and excludes 5,000 shares of common stock and warrants to purchase 5,250 shares of common stock owned by Mr. Hawes’ wife for which he disclaimed beneficial ownership. Mr. Hawes’ address as reflected in Schedule 13D/A is 390 Plandome Road, Suite 222, Manhasset, New York 11030.
(5)	Represents immediately vested option shares awarded to Dr. Bonfiglio upon his commencing employment with us as President and Chief Executive Officer and excludes 47,175 option shares that have not yet vested.

(6)	Includes 202,845 shares held by the 2002 Jeffrey Hillman Trust, 39,283 shares held directly by Dr. Hillman and 55,416 shares pursuant to currently exercisable outstanding options, and excludes an aggregate of 28,334 shares able to be acquired pursuant to stock options which have not vested. Dr. Hillman disclaims beneficial ownership of 1,000 shares gifted to his minor grandchild.
(7)	In addition to the 1,790,000 shares reflected as being directly owned by the KFLP in Note 3, the share amounts include 444,666 shares owned directly by Ms. Koski (which includes 5,000 shares of our common stock acquired during 2009 upon exercise of Director options).
(8)	In addition to the 1,790,000 shares reflected as directly owned by the KFLP in Note 3, the share amounts include: (i) 422,666 shares owned directly by Mr. Koski (which includes 5,000 shares of our common stock acquired during 2009 upon exercise of Director options), (ii) 70,000 shares owned by trusts for which Mr. Koski serves as sole trustee as follows: the Robert Clayton Koski Trust for the benefit of Anthony James Hunter (10,000 shares); The Robert Clayton Koski Trust for the benefit of Hunter Buchanan Koski (25,000 shares); The Robert Clayton Koski Trust for the benefit of Clayton Ward Bennett (25,000 shares); and The Robert Clayton Koski Trust for the benefit of Robert Edward Koski (10,000 shares) and (iii) 5,000 shares of restricted stock. Excludes 5,000 shares of common stock subject to vesting based upon a restricted stock award to Mr. Koski.
(9)	Includes 5,000 option shares able to be acquired upon the exercise of currently exercisable stock options granted pursuant to our Director compensation program upon initially becoming Directors and 50,000 option shares granted to each of our independent, non-employee directors serving on our audit committee.
(10)	Includes 8,333 shares able to be acquired pursuant to currently exercisable options and 5,000 shares of restricted stock, and excludes an aggregate of 46,667 shares able to be acquired pursuant to stock options and restricted stock awards which have not vested.
(11)	Excludes 10,000 shares owned directly by Koski Management, Inc. (solely owned by Beverly Koski) and 469,666 shares owned directly by Thomas Koski, neither of which are directors or employees of the Company, but both of which are general partners of the KFLP. If such shares are included the beneficial ownership percentage of the group would be 63.0%.

Equity Compensation Plan Information

We maintain an equity-based compensation plan—the Amended and Restated 2002 Stock Option and Incentive Plan (as amended, the “Incentive Plan”). A description of our equity based compensation plan can be found in Note 8 of the Notes to Financial Statements. The Incentive Plan has been approved by our shareholders. The following table sets forth the number of shares of our common stock subject to outstanding options and rights under the Incentive Plan, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants under the Incentive Plan as of December 31, 2010 (in thousands, except exercise price):

	Equity Compensation Plan Information
	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	379,836	$7.86	232,164

Equity compensation plans not approved by security holders(2)	—	—	—

Total	379,836	$7.86	232,164

(1)	Subsequent to December 31, 2010 we issued awards to officers and directors aggregating 320,800 and there were forfeitures of prior awards of 104,038 shares leaving an authorization for future awards of 15,402 through June 30, 2011. See Proposal III.

(2)	The Company does not have any equity compensation plans that have not been approved by security holders. The Company does have warrants to acquire 306,388 shares of common stock outstanding at a weighted average exercise price of $19.14 per share, the majority of which, 288,888, were issued in connection with a private placement in June 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of the Board of Directors (or, to the extent applicable, our disinterested directors) is responsible for reviewing all transactions between the Company and any officer or Director of the Company or any entity in which an officer of Director has a material interest. Any such transactions must be on terms no less favorable than those that could be obtained on an arms-length basis from independent third parties.

Consulting Fees

In December 2009, we paid Dr. Hillman, our director and Chief Scientific Officer, $55,000 for consulting services he provided to us in 2001 and 2002. No interest was accrued on this outstanding obligation. At the same time we paid Dr. Hillman $26,250 for salary deferred prior to 2008. Together these amounts, net of applicable taxes, totaled $54,062 were paid through the issuance of 216,250 shares of restricted common stock at a price per share of $0.25 in accordance with Dr. Hillman’s participation in the December 2009 Private Placement discussed below.

Financing Transactions

December 2009 Private Placement

On December 30, 2009, we issued a total of 500,813 shares of restricted common stock in the initial closing of a private placement to accredited investors including the Koski Family Limited Partnership, or KFLP, our largest shareholder (the “December 2009 Private Placement”), for initial proceeds of $2,504,062. The shares were sold at $5.00 per share. The initial closing proceeds of $2,504,062 included the cancellation at closing of $54,062 in outstanding obligations we owed to Dr. Jeffrey Hillman, our Chief Scientific Officer, for compensation that had been deferred. Approximately half of the total investment, or $1,250,000, was made by the KFLP. In conjunction with, and as a condition to the initial closing of the December 2009 Private Placement, we also issued 200,000 shares of our common stock to the KFLP at $5.00 per share, which was the same price per share paid by the participating accredited investors, in exchange for the cancellation of the KFLP’s $1,000,000 secured promissory note we previously issued to the KFLP in connection with a June 2009 private placement in which the KFLP initially acquired control of the Company (the “June 2009 Private Placement”).

Approximately $1,000,000 of the total proceeds from the December 2009 Private Placement were committed to further our development of the DPOLT synthetic chemistry platform, essential to the production of our lead antibiotic, MU1140, subject to the goals set forth by the two-year NSF SBIR Phase II grant that we received on February 15, 2008. Such allocation enabled us to be eligible to receive up to an additional $500,000 matching grant from the NSF, which grant was subsequently awarded in June 2010.

Contemporaneously with the initial closing of the December 2009 Private Placement, the KFLP also elected to exercise warrants it received as part of the June 2009 Private Placement to purchase 50,000 shares of our common stock. The warrants were exercised through the payment by the KFLP of the warrant exercise price of $2.00 per share. Additionally, Christine Koski and Robert Koski, as directors, each exercised previously issued options to purchase 5,000 shares of our common stock at the option exercise price of $2.00 per share. These options were granted to Christine Koski and Robert Koski when they became non-employee directors on June 30, 2009 in connection with our non-employee director compensation program.

On January 13, 2010, we completed the $3,004,062 private placement contemplated by the December 2009 Private Placement and issued another 100,000 shares of common stock at a price per share of $5.00 to the accredited investors for $500,000. Of this amount, the KFLP again participated in half of the remainder of the aggregate investment by acquiring 50,000 shares for $250,000.

May 2010 Note Financing

On May 28, 2010, we entered into an unsecured promissory note with a conversion provision (the “May 2010 Note”) to the KFLP pursuant to which we borrowed $1,000,000 from the KFLP. Interest on the May 2010 Note accrued at the rate of LIBOR plus 6.0% and the principal of the May 2010 Note, together with all accrued interest thereon, was due and payable the earlier of: (i) the closing date of a registered public offering of newly issued equity securities by us resulting in cash proceeds to us, other than in connection with employee option plans, or (ii) the May 24, 2011 maturity date; provided, however, that in the event we completed a subsequent private offering of equity securities prior to the May 24, 2011 maturity date, we could elect to convert the principal of the May 2010 Note into the same equity securities being sold in the private offering at the same price and terms to the KFLP.

July 2010 Financing Transaction

On July 5, 2010, we entered into a common stock purchase agreement (the “July 2010 Financing Transaction”) with the Koski Family Limited Partnership, or KFLP. At the closing of this financing transaction on July 30, 2010 we issued 250,000 shares of our common stock to the KFLP at a price of $8.00 per share. The $2,000,000 aggregate consideration paid by the KFLP consisted of (i) $1,000,000 cash and (ii) the exchange and cancellation of the outstanding May 2010 Note issued to the KFLP on May 28, 2010. Accrued interest on the May 2010 Note through closing was waived by the KFLP. Concurrent with the July 2010 Financing Transaction and as part thereof, we entered into an unsecured revolving credit agreement (the “Credit Facility”) with the KFLP. Pursuant to the Credit Facility, we are able to borrow up to $2,000,000 from the KFLP at LIBOR plus 6.0%. The term of the Credit Facility was initially for 12 months commencing August 1, 2010.

On September 13, 2010, we drew down on the Credit Facility in the amount of $1,000,000 and executed a revolving unsecured promissory note (the “September 2010 Promissory Note”) for such amount in favor of the KFLP. In addition, on November 8, 2010 we drew down on the remaining $1,000,000 of available funds under the Credit Facility and executed another revolving unsecured promissory note (the “November 2010 Promissory Note”). The September 2010 Promissory Note and November 2010 Promissory Note each initially matured on July 30, 2011 until the Second Amendment discussed below was entered into by us, which extended the maturity date to July 30, 2012.

On January 24, 2011, we entered into a First Amendment to the Credit Facility (the “First Amendment”) to increase the available borrowing from $2,000,000 to $2,500,000 and simultaneously therewith we drew on the Credit Facility as amended by the First Amendment to borrow the additional $500,000 in available funds and executed another revolving unsecured promissory note (the “January 2011 Promissory Note”) initially due on July 30, 2011.

On February 4, 2011 the Company entered into a Second Amendment to the Credit Facility (the “Second Amendment”) which (i) increased the available borrowing under the Credit Facility by $2,500,000 from $2,500,000 to $5,000,000, (ii) changed the due date of the amounts outstanding and future borrowing from July 12, 2011 to July 30, 2012 (iii) provided for the automatic conversion of any amounts borrowed and outstanding under the Credit Facility into Company securities that may be issued by the Company in subsequent securities offerings, and (iv) provided the KFLP with the right to put any undrawn available amounts under the Credit Facility, as amended, to the Company and thereby have a note issued to the KFLP. Between March and June 2011, the Company borrowed an additional $2,000,000 under the Credit Facility in $500,000 monthly increments for its working capital and operational needs.

On June     , 2011 we entered into a Third Amendment (the “Third Amendment”) to the Credit Facility. The Third Amendment increased the available borrowing under the Credit Facility by $2,000,000 from $5,000,000 to $7,000,000 Future draws of the $2,000,000 million in increased availability provided by the Third Amendment to the Credit Facility are limited to $1,000,000 increments beginning no earlier than August 2011 and October 2011, respectively. All other terms of the Credit Facility remained the same.

To date the Company has borrowed an aggregate of $4,500,000 under the Credit Facility, as amended, and currently has available $2,500,000 (including the increased availability of $2,000,000 million from the Third Amendment).

Relationships

During 2009 and 2010 we paid $150,406 and $226,760 (which included approximately $162,501 in costs reimbursements associated with maintaining our intellectual property), respectively to a law firm that employs our director, Dr. Hillman’s daughter-in-law as a lawyer and from which we received intellectual property related legal services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors and any persons who beneficially own more than ten percent of the Company’s Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission Officers, Directors and beneficial owners of more than ten percent of the Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on its review of copies of forms furnished to the Company and written representations from the executive officers, directors and holders of ten percent or more of the Company’s Common Stock, the Company believes, all persons subject to the reporting requirements with regard to the Common Stock complied with the applicable filing requirements during 2010.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2010, and the notes thereto.

Review with Management

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2010 and the notes thereto. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee also received and reviewed written disclosures and the letter from Mayer Hoffman McCann P.C. regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Mayer Hoffman McCann P.C. their independence from us.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Charles L. Pope (Chair)

    (member since June 4, 2010)

Dr. Frederick W. Telling

    (member since June 4, 2010)

Dr. Alan Dunton

    (member since April 1, 2011)

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Non-Ratification By Shareholders

The Company has elected not to submit its selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountant to the shareholders for ratification for the coming fiscal year because it does not believe that it is required to do so. Representatives from Mayer Hoffman McCann P.C. the Company’s current independent registered public accountant are expected to be present at the Annual Meeting, able to make a statement if they desire to do so, and, will be available to respond to questions.

Changes in Company’s Independent Accountants

On March 11, 2011, the Company’s Audit Committee approved the appointment of Mayer Hoffman McCann P.C. as the Company’s new independent registered accounting firm. The Company was notified that the shareholders of Kirkland, Russ, Murphy & Tapp, P.A. (“KRMT”), the independent registered public accounting firm engaged by the Company on November 2, 2009 became shareholders of Mayer Hoffman McCann P.C. pursuant to an asset purchase agreement effective November 1, 2010. KRMT now operates under the name Mayer Hoffman McCann P.C.

During the Company’s two most recent fiscal years ended December 31,2009 and through the date of the Company’s Form 8-K, filed March 15, 2011, the Company did not consult with Mayer Hoffman McCann P.C. regarding any of the matters or reportable events set forth in Item 304 (a)(2) (i) and (ii) of Regulation S-K.

In connection with the audits of the Company’s financial statements for each of the fiscal years ended December 31, 2009 and through the date of the Form 8-K, there were (i) no disagreements between the Company and KRMT on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KRMT, would have caused KRMT to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, or for any reporting period, since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KRMT a copy of the disclosures that were included in its Form 8-K filing and requested that KRMT furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not KRMT agreed with the Company’s statements made in the Form 8-K and, if not, stating the respects in which it did not agree. A copy of the letter expressing agreement with such disclosures was included as an exhibit to the Company’s Form 8-K filing.

Principal Accountant Fees and Services.

The following table presents fees incurred for professional audit services rendered by our independent registered public accounting firms, Mayer Hoffman McCann P.C. (successor by acquisition to Kirkland, Russ, Murphy & Tapp, P.A.) and Kirkland, Russ, Murphy & Tapp, P.A. for the audits of our financial statements for the years ended December 31, 2010 and December 31, 2009, and quarterly reports on Form 10Q for 2010 and fees for other services rendered by Kirkland, Russ, Murphy & Tapp, P.A. and other accounting firms whom assisted on special projects during those periods.

Type of Fees	2010	2008

Audit Fees (1)	$110,000	$124,625
Audit-Related Fees (2)	89,721	37,037
Tax Fees (3)	3,500	3,100
All Other Fees (4)	36,180	14,821
Total	$239,401	$179,583

(1)	Audit Fees: These fees consist of aggregate fees billed or to be billed by Mayer Hoffman McCann P.C. and Kirkland, Russ, Murphy & Tapp, P.A. for professional services rendered in connection with their audits of the Company’s 2009 and 2008 financial statements, respectively, and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)	Audit-Related Fees: There were fees billed by Kirkland, Russ, Murphy & Tapp, P.A. and RSM McGladrey, Inc. and Edward Leiber, CPA, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, registration statements and grant applications that are not reported above under the caption “Audit Fees.”
(3)	Tax Fees: There were fees billed by CBIZ Kirkland, Russ, Murphy & Tapp and Kirkland, Russ, Murphy & Tapp, P.A. for professional services for tax compliance and tax advice.
(4)	All Other Fees: There were fees billed by Taylor White Consulting firm in connection with the professional services associated with the Company’s compliance with the Sarbanes-Oxley Act of 2002 filings for small businesses and the valuation of the Company’s stock option awards in accordance with FASB standards.

Pre-Approval Policies and Procedures

The Audit Committee approves in advance all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by Mayer Hoffman McCann P.C. for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration.

OTHER MATTERS

Interim Corporate Mailings

In accordance with National Instrument 54-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the Company may elect annually to receive interim corporate mailings, including interim financial statements of the Company, if they so request. If you wish to receive such mailings, please complete the form in Appendix B and mail as instructed on the form.

Availability of Annual Report on Form 10-K

Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for 2010. Shareholders who would like additional copies of the Annual Report on Form 10-K should direct their requests in writing to:

Oragenics, Inc.

1300 Bayport Drive, Suite 685

Tampa, Florida 33607

Attention: Brian Bohunicky, Secretary.

Miscellaneous

Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

BY ORDER OF THE
BOARD OF DIRECTORS
/s/Brian Bohunicky
Brian Bohunicky,
Secretary
Tampa, Florida
July , 2011

Appendix A

THIRD AMENDMENT TO

AMENDED AND RESTATED

ORAGENICS, INC.

2002 STOCK OPTION AND INCENTIVE PLAN

This Third Amendment to the Oragenics, Inc. (the “Company”) Amended and Restated 2002 Stock Option and Incentive Plan is made pursuant to Section 5.1 of the Stock Option and Incentive Plan.

Recitals:

WHEREAS, the 2002 Stock Option and Incentive Plan was originally adopted by the Company and approved by the shareholders on September 17, 2002;

WHEREAS, the shareholders approved the Amended and Restated 2002 Stock and Incentive Plan (the “Plan”) at the Company’s annual meeting on May 5, 2006 and the minimum number of shares able to be issued under the Plan was set at 3,000,000;

WHEREAS, the First Amendment to the Amended and Restated Plan, which increased the number of shares reserved for use under the Amended and Restated Plan from 3,000,000 to 5,000,000 was approved by the Shareholders on April 8, 2008;

WHEREAS, the Second Amendment to the Amended and Restated Plan, which increased the number of shares reserved for use under the Amended and Restated Plan from 5,000,000 to 12,500,000 was approved by the Board of Directors in August 2009 and the Shareholders of the Company in October 28, 2009; and

WHEREAS, the Board of Directors and the Company’s shareholders approved an amendment to the articles of incorporation to effect a reverse stock split of our authorized and issued and outstanding common stock at a ratio of 20-to-1 on September 24,2010 which reduced the shares authorized for issuance under the Plan from 12,500,000 to 625,000.

NOW THEREFORE, Section 5.1 titled “SHARES OF STOCK SUBJECT TO PLAN” is hereby amended as follows:

The reference to “625,000” is replaced with “1,125,000”, to reflect an increase in the shares reserved for use under the Plan.

All other terms and conditions of the Amended and Restated 2002 Stock Option and Incentive Plan remain in full force and effect. The Amendment to the Amended and Restated 2002 Stock Option and Incentive Plan was approved by the Board of Directors on May 13, 2011 and submitted to the Company’s shareholders for approval in connection with the Company’s August 29, 2011 Annual Meeting.

A-1

Appendix B

Oragenics, Inc.

Request for Interim Financial Statements

In accordance with National Instrument 54-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the subject Corporation may elect annually to receive interim corporate mailings, including interim financial statements of the Corporation, if they so request. If you wish to receive such mailings, please complete and return this form to:

Oragenics, Inc.

Investor Relations

3000 Bayport Drive, Suite 685

Tampa, FL 33607

NAME:

ADDRESS:

POSTAL CODE:

I confirm that I am an owner of common stock of the Corporation.

SIGNATURE OF

SHAREHOLDER:	DATE:

CUSIP: 684023104

SCRIP COMPANY CODE: ORGQ

B-1

Appendix C

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

ORAGENICS, INC.

TO BE HELD AT GRAND HYATT TAMPA BAY, 2900 BAYPORT DRIVE TAMPA, FLORIDA 33607

ON MONDAY, AUGUST 29, 2011 AT 10:00 A.M. LOCAL TIME

The undersigned shareholder of Oragenics, Inc.(the “Company”), Tampa, Florida, hereby constitutes and appoints Dr. John Bonfiglio with full power of substitution or in the place of the foregoing, Brian Bohunicky as proxy holder, for and on behalf of the undersigned shareholder with the power of substitution to attend, act and vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders or at any adjournments thereof (the “Annual Meeting”), upon the proposals described in the Notice to the Holders of Common Stock of the Annual Meeting of Shareholders and Proxy Statement, both dated [            ], the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote on any shareholder proposals not submitted to the Company for a vote of the shareholders at the Annual Meeting within a reasonable time prior to the mailing of the proxy materials, as well as on the election of any person as a Director if a Director nominee named in Proposal I is unable to serve or for good cause will not serve, and on matters incident to the conduct of the Annual Meeting. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of the Directors listed on the reverse side and FOR Proposals II and III.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ORAGENICS, INC. AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE. The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

PROXY

A. PROPOSALS – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals II and III.

Proposal I: Election of Directors. On the proposal to elect the following Directors to serve until the indicated Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:

Christine L. Koski	For ☐ Withhold Authority ☐
Robert C. Koski	For ☐ Withhold Authority ☐
Dr. Jeffrey D. Hillman	For ☐ Withhold Authority ☐
Charles L. Pope	For ☐ Withhold Authority ☐
Dr. Frederick W. Telling	For ☐ Withhold Authority ☐
Dr. Alan Dunton	For ☐ Withhold Authority ☐
Dr. John N. Bonfiglio	For ☐ Withhold Authority ☐

Proposal II: To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 15,000,000 to 50,000,000.

☐ For             ☐ Against             ☐ Abstain

Proposal III: To approve an amendment to the Company’s Amended and Restated 2002 Stock Option and Incentive Plan to increase the number of shares authorized for issuance from 625,000 to 1,125,000.

☐ For             ☐ Against             ☐ Abstain

B. Authorized Signatures – This section must be completed for your vote to be counted. — Date and Sign Below.

Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Shares Held:

Signature of Shareholder

Signature of Shareholder (If held jointly)

Dated:

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED.